                                    EXHIBIT 2

                              ACQUISITION AGREEMENT

                                  by and among

                        ARMSTRONG WORLD INDUSTRIES, INC.

                                       and

                           ARMSTRONG ENTERPRISES, INC.

                                       and

                               ARDEX AMERICA, L.P.

                                       and

                                   ARDEX, INC.

                                  June 27, 2000

                              ACQUISITION AGREEMENT
                              ---------------------

     THIS ACQUISITION AGREEMENT (the "Agreement") is made and entered into this
                                      ---------
27th day of June, 2000, by and among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation ("AWI"), ARMSTRONG ENTERPRISES, INC., a Vermont
                           ---
corporation ("AEI" and together with AWI, the "Sellers"), ARDEX AMERICA, L.P., a
              ---                              -------
Delaware limited partnership ("AALP") and ARDEX, INC., a Pennsylvania
                               ----
corporation ("ARDEX" and together with AALP, the "Buyer").
              -----                               -----

                                   WITNESSETH:
                                   ----------
     WHEREAS, AWI owns beneficially and of record all of the issued and outstanding shares of the common stock of AEI; and

     WHEREAS, AEI owns beneficially and of record all the issued and outstanding shares (the "Henry Shares") of common stock, par value $1.00 per share, of W.W.
             ------------
Henry Company, a California corporation (the "Company"); and WHEREAS, AWI and
                                              -------
the Company own and operate a division known as the Installation Products Division (the "Division"); and
               --------
     WHEREAS, the Division is engaged in the business of manufacturing and selling flooring adhesives, underlayments and floor care products (the "Business"); and
 --------
     WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Henry Shares and the assets owned and held by AWI and used in the operation of the Business, with certain specified exclusions.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

          1.   PURCHASE AND SALE OF HENRY SHARES
           AND ASSETS OF THE BUSINESS HELD BY AWI
           --------------------------------------
     1.1  Sale of Henry Shares.
          ---------------------
          (a) Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 2.1 hereof), AEI shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from AEI, the Henry Shares.

          (b) At the Closing, AEI shall deliver to Buyer the stock certificates representing all of the Henry Shares, duly endorsed in blank or accompanied by stock powers executed in blank, in proper form for transfer (the
"Certificates").
 ------------

     1.2  Sale of Business Assets Held by AWI.
          ------------------------------------
     Subject to the terms and conditions set forth in this Agreement, at the Closing, AWI shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from AWI, (a) all of the raw material, work in process and finished goods inventories owned by AWI and used by the Division in the conduct of the Business (collectively, the "IPD Inventory"), as more
                                                ---
particularly described on Schedule 1.2(a) hereto, and (b) all of the other
                          --------------
assets of the Division which are owned by AWI and used in connection with the operation of the Business and which are more particularly described on Schedule
                                                                       --------
1.2(b) (the "Other IPD Assets" and together with the IPD Inventory, the "IPD
------       ----------------                                            ---
Assets"). The IPD Assets and the Henry Shares (which include the assets of the
------
Company), but not including the Excluded Assets as defined hereinbelow, are sometimes referred to collectively as the "Assets".
                                           ------
     1.3  Excluded Assets.
          ----------------
     Notwithstanding any other provision of this Agreement to the contrary, the acquisition contemplated hereby shall not include the following assets of the Division

(collectively, the "Excluded Assets"): (a) all cash on hand as of the Closing
                    ---------------
Date held by Sellers with respect to the Division or by the Company and all other cash in any of Sellers' or the Company's bank or savings accounts; (b) all letters of credit, stocks, bonds, notes, certificates of deposit and any other similar items or investments held by AWI with respect to the Division or by the Company; (c) all accounts receivable of AWI with respect to the Division or of the Company; (d) all assets associated with employees of the Division who do not constitute Transferred Employees (as defined in Section 5.7(a)); (e) all insurance policies relating to or associated with the Division and the Business other than (x) the Henry Insurance and the Post Closing Insurance (each as defined in Section 5.9 hereof), but only to the extent that such Henry Insurance and Post Closing Insurance by their respective terms and the terms of any related agreements apply to the Company and (y) any title insurance policies issued with respect to the Real Property (as defined in Section 3.5(a)); (f) all installation tools and accessories and other outsourced products of the Division listed on Schedule 1.3(f) attached hereto, which are manufactured or held for
          ---------------
resale by or on behalf of AWI and its affiliates, other than the Company; (g) all laminate accessories manufactured or held for resale by or on behalf of AWI and its affiliates, other than the Company; (h) all right, title and interest in and to AWI's license agreement with S.C. Johnson for AWI branded floor care products; (i) all proprietary technology and intellectual property rights in and to any and all Armstrong Proprietary Products (as defined in that certain Private Label Supply Agreement attached hereto as Exhibit A (the "Private Label
                                                  ---------       -------------
Supply Agreement")) and the specifications for the products listed and
----------------
identified on and attached as Specifications Nos. AWI-1 through AWI-12 (the "Specifications") on that certain Specification Agreement attached hereto as
 --------------
Exhibit B (the "Specification Agreement") and incorporated herein as if set
---------       -----------------------
forth in its entirety, including all patents, design patents, patent applications, patent disclosures, and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and industrial design registrations and applications, information, test reports, processes, operating and testing procedures, practices, formulae, trade secrets, know-how, inventions, techniques and other confidential information, and any improvements, developments and enhancements thereto; (j) all trademarks, trade names, company names or other rights containing or related to AWI and its affiliates, other than the Company, and any derivative thereof, including without limitation, those trademarks listed on
Schedule 1.3(j); (k) all assets of any Employee Benefit Plan sponsored or
---------------
maintained by AWI; (l) those assets exclusively related to the manufacture of adhesives for AWI's "Place 'n Press" products, including, without limitation, the hot-melt processing equipment at the Company's plant located in Arlington, Texas ("Hot-Melt Assets"); (m) any proceeds or recovery from the sales and use
        ---------------
tax refunds pursuant to the sales and use tax audit of the Company in the states of Georgia, Texas and Illinois; and (n) such other assets of AWI and its affiliates, other than the Company, which are used in connection with the operation of the Division and are listed on Schedule 1.3(n) attached hereto. To the extent that any of the Excluded Assets constitute assets of the Company, the Company will transfer such assets to AWI prior to Closing, except as otherwise provided in this Agreement.

     1.4  Assumption of Liabilities.
          -------------------------
     On the Closing Date, Buyer shall assume and undertake to pay, fulfill, perform or otherwise discharge and satisfy when due the following liabilities and obligations of Sellers relating to, arising out of or in connection with the Business (the "Assumed Liabilities"): (a) all liabilities up to a maximum of One
               -------------------
Hundred Sixty Thousand Dollars ($160,000) associated with bonuses payable for the year ending December 31, 2000, under the Incentive Compensation

Plans (as defined in Section 5.7(d)); (b) all liabilities, obligations or commitments to or in respect of any employee of AWI or the Company relating to or arising in connection with any and all claims for workers' compensation benefits other than the Excluded Workers' Compensation Liabilities (as defined in Section 1.5(b)); (c) all liabilities and obligations to the extent related exclusively to the manufacture of, but not those liabilities and obligations related to or caused by the Specifications for, Armstrong Proprietary Products;
(d) all liabilities and obligations associated with ownership of the Henry Shares, subject to the indemnity obligation of AWI set forth in Sections 8.2(c),
(d) and (e) with respect to Former Facilities, Waste Facilities and the Excluded Litigation, respectively; and (e) all liabilities and obligations of the Division to the extent related to the Business (including, without limitation, the trade payables of the Division), subject to the indemnity obligation of AWI set forth in Section 8.2 hereof, and excluding any liabilities to the extent, and only to the extent, related to the Excluded Assets.

     1.5  Excluded Liabilities.
          --------------------
     Notwithstanding any other provision of this Agreement to the contrary, the acquisition contemplated hereby shall not include: (a) liabilities and obligations to the extent related to the Excluded Assets, except to the extent that such liabilities and obligations are related exclusively to the manufacture of, but not related to or caused by the Specifications for, Armstrong Proprietary Products; (b) the liabilities, obligations or commitments to or in respect of any employee of AWI or the Company relating to or arising in connection with any and all claims for workers' compensation benefits to the extent such claims are reported prior to or on one year following the Closing Date and to the extent such claims arise in connection with any occupational injury or disease occurring or existing on or prior to the Closing Date ("Excluded Workers' Compensation Liabilities"); and (c) the liabilities and
  ------------------------------------------
obligations of the Division set
forth on Schedule 1.5(b) (the liabilities and obligations described in
         ---------------
subparagraphs (a), (b) and (c) of this Section 1.5 are referred to hereinafter as the "Excluded Liabilities").
        --------------------

     1.6  Purchase Price; Method of Payment.
          ---------------------------------
          (a) For and in consideration of the sale to Buyer of the Henry Shares and the IPD Assets, Buyer shall pay to Sellers Eighty-Six Million Dollars ($86,000,000) (the "Purchase Price"), subject to adjustment pursuant to the
               -------------------
provisions of Section 1.7. The Purchase Price shall be paid by Buyer to Sellers in cash at Closing by wire transfer of immediately available funds pursuant to wire instructions which shall be delivered by AWI to Buyer at least two business days prior to the Closing Date.

          (b) The Purchase Price (and any adjustments thereto) shall be allocated between AWI and AEI as determined by AWI, so long as such allocation is otherwise consistent with Section 1.8.

     1.7  Adjustment to Purchase Price.
          ----------------------------
          (a) The Purchase Price shall be: (i) increased by the amount, if any, by which the Division Working Capital (as defined below) on the Closing Date exceeds $1,223,000 or (ii) decreased by the amount, if any, by which the Division Working Capital as of the Closing Date is less than $1,223,000. For
------------------------
purposes of this Agreement, the "Division Working Capital" shall be the number obtained by subtracting (x) the sum of the trade payables of the Division (as defined and determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied) from (y) the sum of the net IPD
             ----
Inventory of the Division (as defined and determined in accordance with GAAP, consistently applied) utilizing the Methodology as hereinafter defined. The Methodology shall mean as follows: the calculation of book inventory as of the Closing Date ("Book Inventory") and then each category of Book Inventory subtracted from those corresponding categories of the Inventory Count (as defined in subparagraph (b) below) to determine that percentage of difference or excess for each such category, if any, and then the multiplication of such percentage, if any, times all IPD Inventory within such category; to the extent that any category (such as work-in-process) was not included in the Inventory Count, such category shall be counted at Book Inventory; and to the extent that any category is counted (such as finished goods), such Inventory Count shall be utilized.

          (b) Prior to the Closing Date, Buyer, at its sole expense, shall have the right to request that certain employees of the Division conduct a physical count of (i) the top seventy-five percent (75%) ranking in value of raw materials and (ii) one hundred percent (100%) of finished goods, each of IPD Inventory that constitutes a part of the IPD Assets (the "Inventory Count").
                                                          ---------------
Sellers and Buyer shall each be entitled to participate in the Inventory Count and to observe such employees at all times during the Inventory Count. Upon completion thereof, the Inventory Count shall be provided to Buyer and Sellers, and the Inventory Count, when agreed to by each of Buyer and Sellers, shall be conclusive.

          (c) On or before sixty (60) days after the Closing Date, Sellers shall deliver to Buyer Sellers' calculation of the adjustment provided for in subparagraph (a) above calculated as of the Closing Date (the "Price
                                                               -----
Adjustment"), together with such supporting documentation as Buyer may
----------
reasonably request, which shall evidence in reasonable detail the nature and extent of such adjustment. Buyer shall cooperate with Sellers and provide reasonable access to the necessary personnel and records of Buyer in order for AWI to prepare the Price Adjustment. Should Buyer dispute Sellers' Price Adjustment, Buyer shall promptly, but in no event later than sixty (60) days after receipt of the Price Adjustment (the "Grace Period"), deliver
                                            ------------
to Sellers written notice describing in reasonable detail the dispute, together with Buyer's determination as to the Price Adjustment in reasonable detail. If the dispute is not resolved by the parties within twenty (20) days from the date of receipt by Sellers of written notice from Buyer, the parties agree to engage promptly a "big five" accounting firm mutually acceptable to Sellers and Buyer, which shall be a firm that has no prior relationship with either Buyer or Sellers (the "Independent Accountant") to resolve the dispute within thirty (30)
              ----------------------
days after such engagement. Absent manifest error, the Independent Accountant's determination shall be final and binding on the parties. Buyer, on the one hand, or Sellers, on the other hand, shall make appropriate payment to the other of the Price Adjustment amount within five business days following either the resolution of the dispute by the parties or the receipt of the Independent Accountant's final determination, as the case may be. All fees and costs of the Independent Accountant shall be borne pro rata by Buyer and by Sellers in proportion to the difference between the Independent Accountant's determination of the Price Adjustment and each of Seller's and the Buyer's determination of such adjustment divided by the sum of the two differences. If Buyer fails to notify Seller prior to the expiration of the Grace Period that it disputes Sellers' Price Adjustment, Sellers' Price Adjustment shall be deemed to be accepted by Buyer and shall be final and binding on the parties.

     1.8  Allocation of Purchase Price.
          ----------------------------
     The parties agree that the amount of the Purchase Price to be allocated to the IPD Assets is as set forth on Schedule 1.8 attached hereto (the
                                  ------------
"Allocation") and that the remaining amount of the Purchase Price shall be
 ----------
allocated to the Henry Shares. Buyer, Company and AWI shall not take any position on their respective tax returns that is inconsistent with the Allocation. Buyer and AWI shall duly prepare and timely file such reports and information returns as may be required under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulation thereunder and any corresponding or comparable
      ----
provisions of applicable foreign, state and local tax laws to report the Allocation among the IPD Assets.

     1.9  Section 338(h)(10) Election.
          ---------------------------
          (a) At the request of Buyer, Sellers and Buyer shall jointly complete and make an election with respect to the acquisition of the Henry Shares under
Section 338(h)(10) of the Code on Form 8023, or in such other manner as may be required by Federal Law, the Code, Treasury Regulations or the Internal Revenue Service ("IRS"), and shall jointly make an election in the manner required under
          ---
any analogous provisions of state or local laws as the Buyer shall designate or as shall be required, concerning the transactions contemplated by this Agreement. Buyer shall prepare Form 8023 (and all forms under analogous provisions of state or local law) in accordance with applicable federal, state and local tax laws and rules and regulations and consistent with the provisions of this Agreement, and the Buyer shall deliver such forms and related documents to Sellers for review at least 60 days prior to the due date for filing such forms and related documents. At least 30 days prior to the due date for the filing of such forms and related documents, the Sellers shall notify the Buyer of the existence of any objection (specifying in reasonable detail the nature and basis of such objection) the Sellers may have to any items set forth on such forms and related documents. The Sellers and the Buyer agree to consult and resolve in good faith any such objection. Sellers shall deliver to the Buyer at least 15 days prior to the due date for filing such forms and related documents, completed and executed forms and other documents as are required to be filed under Section 338(h)(10) of the Code (and analogous provisions of state or local law).

          (b) In order to make Sellers whole for the additional tax cost to them of the Code Section 338(h)(10) election if requested by Buyer, Buyer shall pay to AEI an amount of money equal to the excess of (i) the amount of federal and state tax that is payable by Company and Sellers as a result of the transactions contemplated by this Agreement assuming that a Code Section 338(h)(10) election is made (plus the amount of tax that is payable as a result of any payments under this Section 1.9(b)), over (ii) the amount of federal and state tax that would be payable by Company and Sellers as a result of the transactions contemplated by this Agreement assuming that a Code Section 338(h)(10) election was not made. The Buyer and the Sellers and their respective representatives jointly shall determine the actual amount of such excess, which, as noted above, includes any amount of tax that is payable as a result of any payments under this Section 1.9(b) (the "Section 338 Amount"). Buyer shall pay
                                         ------------------
AEI the Section 338 Amount prior to the date on which AEI is required to deliver to Sellers a completed and executed Form 8023 (and related documents) or on March 15, 2001, if earlier. Such payment shall be made by Buyer to AEI by immediately available funds pursuant to wire transfer instructions which shall be delivered by Sellers to Buyer at least two business days prior to the payment date.

          (c) If it is finally determined that AWI should have, for federal or state estimated tax purposes, included tax attributable to the gain recognized because a Code Section 338(h)(10) election was made with respect to the acquisition of the Henry Shares in excess of the amount of gain that would have been recognized had a Code Section 338(h)(10) election not been made, in its estimated tax payments for 2000, Buyer agrees to indemnify and to pay, upon such final determination, to AWI the full amount of the penalty or addition to tax imposed on

AWI under Code Section 6655, or similar provisions of state law, for the failure to include such amount in its estimated tax payments for 2000.

               2.   CLOSING
                    -------
     2.1  The Closing.
          -----------
     The closing ("Closing") of the sale and purchase of the Henry Shares and
                   -------
the IPD Assets contemplated hereby shall take place at the offices of Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania 15219-1410, effective as of 12:01 a.m. local time on July 31, 2000 or, if later, the date that is five business days after the date of expiration or early termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR
                                                                             ---
Act") and any other governmental or regulatory filings required by the laws of
---
any country in which Buyer is present or operates, or on such other date and such other place as the parties may agree, but not later than 75 days after the date of this Agreement (the "Termination Date"). The day of closing is referred
                             ----------------
to hereinafter as the "Closing Date."
                       ------------
     3.   REPRESENTATIONS AND WARRANTIES OF SELLERS
          -----------------------------------------
     AWI represents and warrants to Buyer on and as of the date hereof and on and as of the Closing Date the following:

     3.1  Organization and Corporate Power.
          --------------------------------
     Each of Sellers and the Company is a corporation duly
organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on
Schedule 3.1, which represent all of the jurisdictions in which such
------------
qualification is
required under applicable Governmental Rules (as defined in Section 3.11), other than those jurisdictions where the failure so to qualify, individually or in the aggregate, has not resulted in, and will not result in, a Material Adverse Change. As used in this Agreement, "Material Adverse Change" shall mean a
                                    -----------------------
material adverse change in the business, operations, or financial condition of the Company and the Business, taken as a whole, but without giving effect to any matters resulting from (i) changes in general economic conditions in the United States, (ii) changes in the building products industry generally on a national basis including, but not limited to, actual changes in any applicable laws, or
(iii) changes that are not reasonably foreseeable as a consequence of, but which are demonstrably related to, resulting from or relating to the taking of any action contemplated by this Agreement and the other agreements and documents to be executed and delivered pursuant to this Agreement. Sellers have full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     3.2  Authorization; Binding Agreement.
          --------------------------------
     This Agreement has been duly authorized, executed and delivered by Sellers and constitutes a valid and legally binding agreement of Sellers, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     3.3  Financial Statements.
          --------------------
     Sellers have previously delivered to Buyer correct and complete copies of
(a) an unaudited statement of net assets of the Division as of March 31, 2000 (the "Statement of Net Assets"), (b) an unaudited statement of net assets of the
      -----------------------
Division as of August 31, 1999, and (c) an unaudited income statement of the Division for the years ended December 31, 1996, 1997,

1998 and 1999 (the financial statements set forth in subparagraphs (b) and (c) are referred to hereinafter collectively as the "Unaudited Financial
                                                 -------------------
Statements"). The Statement of Net Assets presents fairly the financial
----------
condition of the Division as of the date thereof and was prepared in accordance with GAAP consistently applied, subject to year-end audit adjustments and the lack of footnotes and other presentation items. The Unaudited Financial Statements present fairly the financial condition of the Division as of the respective dates thereof and are in accordance with the books and records of the Division in all material respects. Except as and to the extent otherwise disclosed on the Statement of Net Assets and on Schedule 3.3, the Division has
                                                ------------
no material liabilities of any kind which are of a type which would be required by GAAP to be reflected on the Statement of Net Assets (including any notes thereto), other than (x) executory obligations under contracts which are not required to be set forth on the Statement of Net Assets in accordance with GAAP and (y) liabilities incurred in the ordinary course of business since March 31, 2000 (the "Statement of Net Assets Date").
           ----------------------------
     3.4  Absence of Certain Developments.
          -------------------------------
     Except as expressly contemplated by this Agreement or as set forth on
Schedule 3.4, since December 31, 1999, there has not occurred any of the
------------
following events with respect to the Division:

          (a) the issuance of any notes, bonds or other debt securities or any equity securities;

          (b) the borrowing of any amount of money or the incurring of any material liabilities, except (i) current liabilities incurred in the ordinary course of business, and (ii) liabilities under contracts entered into in the ordinary course of business;

          (c) the discharge or satisfaction of any lien or the payment of any material obligation or material liability, other than current liabilities paid in the ordinary course of business;

          (d) the mortgage or pledge of any properties or assets or the subjection of any property or asset to any lien, except liens for current property taxes not yet due and payable;

          (e) the sale, assignment or transfer of any properties or assets, except for the sale of inventory in the ordinary course of business, or the cancellation of any debts or claims except in the ordinary course of business;

          (f) any capital expenditures or commitments therefor that aggregate in excess of $10,000 over the aggregate expenditures provided for in Schedule
                                                                     --------
3.4) and which relate to expenditures made pursuant to the Capital Expenditure
---
Plan attached as part of Schedule 3.4 attached hereto during the period commencing January 1, 2000, and ending on the date hereof;

          (g) any loan or bonus payment to an officer, director, shareholder or affiliate of the Company;

          (h) the adoption or entering into, or the amendment, modification or termination of, any collective bargaining agreement, or Employee Benefit Plan (as such term is defined in Section 3.22 hereof);

          (i) the granting of any increase in compensation or the making of any other change in material employment terms for any of its directors, officers or employees outside of the ordinary course of business;

          (j) any loans or advances to, or guarantees for the benefit of, any persons in excess of $50,000 in the aggregate, other than endorsements of negotiable instruments made for collection;

          (k)  any material charitable contributions or pledges;

          (l) any theft, damage, destruction or casualty loss exceeding in the aggregate $50,000, whether or not covered by insurance;

          (m) the entering into, or the amendment, modification or termination of, any agreement which provides for payments by or to the Division of more than $100,000 on an annual basis;

          (n) the termination, resignation or other separation from employment of any key employee; or

          (o) the write-off as uncollectible of any accounts receivable, or the write-down in the value of any assets, except in each case in the ordinary course of business and at a rate no greater than during the 12-month period ending on the Statement of Net Assets Date.

     3.5  Real Property.
          -------------
          (a)  Schedule 3.5(a) sets forth a correct and complete list of (i) all
               ---------------
real property currently owned, leased or materially used by the Company (collectively, the "Real Property"), (ii) all leases, subleases and other
                    -------------
material agreements or rights pursuant to which any person or entity (a "Person") has the right to occupy or use any real property owned by the Company
 ------
and (iii) all leases, subleases and other material agreements or rights pursuant to which the Company has the right to occupy or use any real property owned by others. The Division does not materially use any real property other than the Real Property.

          (b) All buildings and other improvements located on the Real Property, to the Knowledge of AWI, have been maintained in ordinary operating condition and repair, except as otherwise disclosed on Schedule 3.5(b) and
                                                       ---------------
except where the failure to maintain such buildings and improvements in such condition would not result in a Material Adverse Change.

          (c) All buildings and other improvements located on the Real Property, and the use of the Real Property by the Division, comply in all material respects with all Governmental Rules relating to zoning, building code variances and land use. Attached hereto as Schedule 3.5(c) are true and correct
                                           ---------------
copies of all title insurance policies related to the Real Property and in Sellers' possession.

          (d) The Real Property: (i) is serviced by all utilities reasonably necessary for the conduct of the Business as currently conducted thereon; (ii) has adequate means of ingress and egress; and (iii) as of the date hereof, has parking that is sufficient to meet the needs of the employees and business invitees of the Business and to comply in all material respects with applicable Governmental Rules.

     3.6  Personal Property.
          -----------------
          (a)  Except as otherwise disclosed on Schedule 3.6(a), the material
                                                ---------------
equipment, machinery, fixtures, tools, dies, patterns, vehicles, computer hardware and software utilized to operate machinery and equipment, laboratory equipment, and furniture which, in each case, is included in the Assets and currently used in the Business (collectively, the "Equipment") is, to the
                                                   ---------
Knowledge of AWI, reasonably maintained in ordinary operating condition, reasonable wear and use excepted. Except as otherwise disclosed in Schedule
                                                                   --------
3.6(a), the Equipment constitutes all such equipment, machinery, fixtures,
------
tools, dies, patterns, vehicles, computer
hardware and software and furniture necessary to conduct the Business as currently conducted. Schedule 3.6(a) sets forth a correct and complete list of
                     ---------------
all leases and other similar agreements pursuant to which any of the Equipment is leased by the Division.

          (b)  Except as otherwise disclosed on Schedule 3.6(b), all inventory
                                                ---------------
included in the Assets (i) is of sufficient quantity and quality for the normal operation of the Business and (ii) is reflected on the Statement of Net Assets at the lower of cost (determined on a last-in, first-out basis) or market in accordance with GAAP consistently applied except for such items acquired or produced after the Statement of Net Assets Date.

          (c)  Attached hereto as Schedule 3.6(c) is a true and correct copy of
                                  ---------------
the accounts receivable aging for the Division as of December 29, 1999.

     3.7  Intellectual Property.
          ----------------------
     Schedule 3.7 sets forth a correct and complete list of (a) all patents,
     ------------
registered and unregistered trademarks, service marks, logos, corporate and trade names and registered copyrights, and all applications therefor, included in the Intellectual Property (defined below), (b) all licenses or other agreements pursuant to which any Person has the right to use any Intellectual Property owned by the Division, and (c) all licenses or other agreements pursuant to which the Division has the right to use any Intellectual Property owned by others. The Intellectual Property constitutes all intellectual property necessary to conduct the Business as currently conducted, except for intellectual property referred to in Section 3.7(c) above. The Division has and is conveying to Buyer the lawful right to use all of the Intellectual Property, except for intellectual property referred to in Sections 3.7(b) and 3.7(c) above, and is further transferring to Buyer all of its rights in the intellectual property referred to in Section 3.7(c). To the Knowledge of AWI, there is no intellectual property right owned by any Person, other than that identified in Sections 3.7(a) through 3.7(c) above, which is used or necessary to conduct the current operations of the business. To the Knowledge of AWI, except as set forth on Schedule 3.7, no Person is using any Intellectual
                            ------------
Property owned by the Company (as opposed to licensed from another Person) in a manner which infringes upon the lawful rights of the owner thereof. As used herein, "Intellectual Property" means (i) all patents, registered and
         ---------------------
unregistered trademarks, service marks, logos, corporate and trade names and registered and unregistered copyrights, and all applications therefor, and (ii) all inventions, discoveries, techniques, processes, methods, formulae, designs, trade secrets, confidential information, know-how and ideas, in each case which are included in the Assets.

     3.8  Outstanding Capital Stock.
          -------------------------
     The title, par value, number of authorized shares, number of issued and outstanding shares of each class of capital stock of the Company and the entity owning the outstanding shares of each such class of capital stock are set forth on Schedule 3.8. No other class of capital stock of the Company is authorized or
   ------------
outstanding. All of the issued and outstanding shares of the Company are duly authorized and are validly issued, fully paid and nonassessable, and none of such shares have been issued in violation of any preemptive rights of shareholders. The Henry Shares constitute all of the issued and outstanding shares of capital stock of the Company. The Company has full power and authority to carry on its business as conducted at the present time. The Company does not have any subsidiaries or any ownership interest in any other entity.

     3.9  Options or Other Rights.
          -----------------------
     There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company or Sellers any shares of the capital stock or any other security of the Company, and there is no outstanding security of any kind convertible into such capital stock.

     3.10 Title Matters.
          -------------
     Except as otherwise disclosed on Schedule 3.10, (a) the Company has (i) good and marketable title to all Real Property purported to be owned by it in fee, (ii) good title to all personal property purported to be owned by it, and
(iii) good leasehold title to all assets purported to be leased by it; (b) AEI has good title to the Henry Shares; and (c) AWI has good title to the IPD Assets, in each case free and clear of all liens, claims and encumbrances of any nature whatsoever (collectively, "Liens") except for Permitted Liens. As used herein, "Permitted Liens" shall mean all (i) Liens for taxes that are not yet
         ---------------
due and payable or that are being contested in good faith by appropriate proceedings, (ii) rights reserved to any governmental authority to regulate the affected property, (iii) as to leased assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof, (iv) inchoate materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business; (v) as to any parcel of Real Property, building restrictions, deed restrictions, rights of subsurface and mineral owners, and other Liens that are reflected in the public record and that do not, individually or in the aggregate, have a material adverse affect on the use thereof as it is currently being used by the Division in the ordinary course of business, and (vi) Liens listed on Schedule 3.10.
                                   -------------
     3.11 Compliance With Governmental Rules.
          ----------------------------------
     Subject to the provisions of the last sentence of this Section 3.11, AWI and the Company have complied with all laws, statutes, rules, regulations, orders, judgments and decrees of all federal, state, local and foreign agencies and authorities (collectively, "Governmental
                                ------------

Rules"), applicable to the Business or the Assets, except for such violations
-----
as, individually or in the aggregate, have not resulted in and will not result in a Material Adverse Change. Nothing contained in this Section 3.11 shall apply to Environmental Laws (as defined in Section 3.19) or amend, modify, alter or broaden the scope of AWI's representations and warranties set forth in Sections
3.18 (Tax Matters), 3.19 (Environmental Matters) and 3.22 (Pension Plan) hereof.

     3.12 No Breach.
          ---------

     Except as disclosed on Schedule 3.12, the execution and delivery of this
                            -------------
Agreement by Sellers, consummation of the transactions herein contemplated and compliance with the terms of this Agreement do not conflict with or violate any provision of the charter documents or bylaws of either Sellers or the Company; nor do such actions (a) conflict with, (b) result in a breach of the terms or conditions of, (c) constitute a material default under, (d) result in the creation of any lien, security interest or encumbrance upon any of the Assets,
(e) give any third party the right to accelerate any obligations under, or (f) require the consent or approval under, any material agreement, contract, lease, license, permit, instrument or other arrangement to which the Company or either of Sellers is a party or by which any of them is bound or any of their assets are subject, or any Governmental Rule to which either of Sellers, the Company or any of the Assets is subject, or require Sellers to obtain the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, except for the filing with the Federal Trade Commission and Antitrust Division of the Department of Justice of Notification and Report Forms pursuant to the HSR Act and the rules promulgated thereunder, and the expiration of the waiting period and any extension thereof required to expire under such HSR Act and rules; provided, however, Sellers make no representations with
                   --------  -------
respect to the application to this Agreement and the transactions contemplated hereby of antitrust laws or other laws or regulation dealing with competition or restraint of trade. Nothing contained in this Section 3.12 shall apply to Environmental Claims or Environmental Permits (as defined in Section 3.19), or amend, modify, alter or broaden the scope of AWI's representation and warranties set forth in Sections
3.18 (Tax Matters), 3.19 (Environmental Matters) and 3.22 (Pension Plans).

     3.13 Litigation.
          ----------

     Subject to the provisions of the last sentence of this Section 3.13 and except as disclosed in Schedule 3.13, there are no legal or governmental
                       -------------
proceedings, actions, suits pending or, to the Knowledge of AWI, threatened, or investigations pending, with respect to which the Company is a party or to which any of the Assets is subject, except for such proceedings, actions or suits which if determined adversely to the Company or AWI would not result in a judgment in excess of One Hundred Thousand Dollars ($100,000). The Company is not in violation of any material order, decree or judgment of any court or arbitration tribunal or governmental board, commission, instrumentality or agency to which the Company is a party or by which any of the Assets is subject, and there are no outstanding material violations of the same. Nothing contained in this Section 3.13 shall apply to Environmental Claims (as defined in Section 3.19) or amend, modify, alter or broaden the scope of AWI's representations and warranties set forth in Sections 3.18 (Tax Matters), 3.19 (Environmental Matters), and 3.22 (Pension Plans) hereof.

     3.14 Material and Affiliated Contracts.
          ---------------------------------

     Except for those contracts, commitments or agreements completed hereby or
     -------------------------------------------------------------------------
in documents related hereto, Schedule 3.14 sets forth all other (i.e., not
------------------------------------------                       ---
identified on one or more of the foregoing Schedules hereto) oral and written contracts, commitments, or other agreements relating to the Business or to which the Company is a party or to which any of the Assets is bound or subject (a) having an annual cost to the Division of $50,000 or more, (b) under which the Division is entitled to receive $50,000 or more annually, (c) covering indebtedness of the Company in the principal amount of $50,000 or more, (d) covering the employment of any employee of the Division or any consulting arrangement where the annual salary required is $50,000 or more, (e) which obligates the Company to act as a guarantor irrespective of the amount involved, (f) which restricts or prohibits the Company from competing in any line of business, (g) to which any governmental entity is a party, (h) relating to any partnership, joint venture or similar arrangement, (i) relating to distributorships or sales representation or (j) relating to the advertising, marketing or promotion of products. There are no contracts, commitments or other agreements, including loan arrangements, between the Company and any of its officers, directors or shareholders, or any related or affiliated person, corporation or other entity, except as set forth on Schedule 3.14 (a true and
                                                    -------------
correct and complete copy of each such written document and a true and correct and complete written description of each such oral relationship having heretofore been delivered by Sellers to Buyer), and none shall be entered into by the Company from the date hereof through the Closing Date without the prior written consent of Buyer.

     3.15 Licenses and Permits.
          --------------------

     Subject to the provisions of the last sentence of this Section
3.15, the Division has all licenses, permits and other authorizations from federal, state, local and other governmental or administrative authorities necessary for the conduct of the Business, except for such licenses, permits and other authorizations the failure to obtain which would not result in a Material Adverse Change. Except as set forth in Schedule 3.15, (a) each of said permits,
                                       -------------
licenses and
other authorizations is in full force and effect, (b) the Company is in substantial compliance with the terms, provisions and conditions thereof, and
(c) there are no material outstanding violations, notices of noncompliance, judgments, consent decrees, agreed orders or judicial or administrative action(s) or proceeding(s) affecting any of said permits, licenses and other authorizations. Nothing contained in this Section 3.15 shall apply to Environmental Permits (as defined in Section 3.19(g)) or amend, modify, alter or broaden the scope of AWI's representations and warranties set forth in Section
3.19 (Environmental Matters) hereof.

     3.16 Labor Matters.
          -------------

     No union is certified as collective bargaining agent to represent any employee of the Division. Except as set forth in Schedule 3.16, the Division is
                                                 -------------
in material compliance with all applicable Governmental Rules pertaining to employment and employment practices, terms and conditions of employment, and wages and hours. Except as set forth on Schedule 3.16, the Division is not (a) a
                                        -------------
party to, involved in or, to AWI's knowledge, threatened by any labor dispute, unfair labor practice charge, labor arbitration proceeding or grievance proceeding, (b) currently negotiating any collective bargaining agreement or (c) aware of any threatened strike or filing by any employee or employee group seeking recognition as a collective bargaining representative or unit. Except as set forth on Schedule 3.16, no labor union or similar organization or group of
             -------------
employees has made a demand for recognition, filed a petition seeking a representation proceeding, given notice of any intention to hold an election of a collective bargaining representative or engaged in any organizing activities, in each case with respect to employees of the Division, at any time during the past three years.

     3.17 Certificate of Incorporation and Bylaws.
          ---------------------------------------

     True and complete copies of the charter documents and bylaws of the Company (and all amendments thereto at any time prior to the date of this Agreement), and the minute books thereof have been made available for Buyer's inspection prior to Closing. The minute books of the Company contain true and complete originals or copies of all minutes of meetings of and actions by the stockholders, Board of Directors and all committees of the Board of Directors of the Company. The aforesaid charter documents and bylaws are true, correct and complete as of the date hereof, and there will be no amendments or additions thereto prior to the Closing without the prior consent of Buyer.

     3.18 Tax Matters.
          -----------

          (a)  Tax Returns. The Company or, in the case of consolidated or
               -----------
combined Returns (defined below), AWI, has properly prepared and filed, or has caused to be properly prepared and filed, in a timely manner all income, property, payroll, employment, sales, use and other foreign, federal, state and local tax Returns (as defined herein) required to be filed by it as of the date of this Agreement, and has paid (or withheld and paid over) all of such Taxes (as defined herein) shown as due and payable on such Returns.

          (b)  Member of Affiliated Group. Since 1986, the Company has been a
               --------------------------
member of an affiliated group of corporations within the meaning of Section 1504 of the Code, with respect to which AWI is and at all times has been the common parent.

          (c)  Tax Audits. The IRS has examined the consolidated federal Income
               ----------
Tax Returns of AWI which include the Company for all years up to and including the year ended December 31, 1996. Except as disclosed on Schedule 3.18(c), no
                                                         ----------------
audit by the IRS or any state or local taxing authority is currently ongoing which could result in additional liability for Taxes being imposed upon the Company. Except as set forth in Schedule
                                                                 --------
3.18(c), there are no unassessed Tax deficiencies proposed or to the knowledge
-------
of AWI threatened against Company, nor are there any agreements, waivers, or other arrangements providing for extension of time with respect to the assessment or collection of any Tax against Company or any actions, suits, proceedings, investigations or claims now pending against Company with respect to any Tax, or any matter under discussion with any federal, state, local or foreign authority relating to any Taxes.

          (d)  Returns Furnished. Sellers have furnished to Buyer or its counsel
               -----------------
true and complete copies of the pro forma separate federal, state and local Income Tax Returns of Company and the relevant portions of all pro forma separate federal, state, local and foreign Income Tax Returns of any Tax Affiliate relating to the assets of Company for the Company taxable periods ended on or before December 31, 1998.

          (e)  Affiliated Group Allocation Agreement. The Company is a party to
               -------------------------------------
an unwritten affiliated group consolidated return tax allocation agreement with AWI and its Tax Affiliates.

          (f)  Accounting Methods. None of the Company nor any Tax Affiliate is
               ------------------
required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by the Company or any Tax Affiliate, and the IRS has not proposed any such adjustment or change in accounting method.

          (g)  Foreign Person. No shareholder of the Company is a foreign person
               --------------
so that Sections 897, 1445 and 6039C of the Code are not applicable to the transactions provided for herein.

          (h)  Disclosure. The Company has disclosed on its Tax Returns all
               ----------
positions taken therein that could give rise to substantial understatement of Tax within the meaning of Code Section 6662.

          (i)  Extensions; Waivers. Except as disclosed on Schedule 3.18(i), the
               -------------------                         ----------------
Company has not given any waiver or extension of any period of limitation governing the time of assessment or collection of any Tax, and no other Person has given any such waiver or extension that affects the Company.

          (j)  Definitions. For purposes of this Agreement the following
               -----------
definitions shall apply:

          (i)  "Income Tax" shall mean (i) federal, state, local or foreign
                ----------
income or franchise taxes or other taxes measured by income and all other taxes reported on Returns which include federal, state or local income or franchise taxes or other taxes measured by income, together with any interest, penalties or additions to tax imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any Income Taxes described in clause (i) above.

          (ii) "Returns" shall mean all returns, including without limitation
                -------
all returns, declarations, forms, reports, estimates, information statements, schedules, any amendments thereto and returns relating to or required by law to be filed by the Company, in connection with any Taxes and, in the case of consolidated or combined tax returns, by AWI on behalf of the Company, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes of the Company. Any one of the foregoing Returns shall be referred to sometimes as a "Return."
   ------

          (iii) "Tax Affiliate" shall mean, with respect to a company, any
                 -------------
member of an affiliated group as defined in Section 1504 of the Code or member or a combined or unitary group of which such company is or was a member (other than such company).

          (iv) "Taxes" or "Tax" shall mean (1) any and all taxes, charges, fees,
                -----      ---
levies or other assessments (whether federal, possession, state, local or foreign or any governmental unit, agency or political subdivision of the foregoing and whether computed on a separate, consolidated, unitary, combined or any other basis) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value-added, ad valorem, transfer, franchise, withholding, net worth, license, social security, service, payroll, employment, excise, real estate gains, real estate transfer or real or personal property taxes, customs duties, levies or other charges, and any other governmental charges of the same or similar nature or in lieu thereof, together with any interest or penalties or additions to tax imposed with respect thereto, (2) any and all Income Taxes and (3) any and all obligations under any agreements or arrangements with respect to any Taxes described in clause (1) above. Any Taxes, penalties or interest payable as a result of an audit of any Return or any other adjustment with respect thereto shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable.

     3.19 Environmental Matters.
          ---------------------

     Schedule 3.19 sets forth a list of reports of environmental audits or
     -------------
investigations which have been performed on behalf of Sellers or the Company or which are otherwise in either Sellers' or the Company's possession with respect to the Real Property and any other real property previously owned, leased, or occupied by the Division (the "Prior Real Property") and which Sellers have made
                               -------------------
available to Buyer.

     Except as set forth on Schedule 3.19:
                            -------------

          (a) with respect to the Real Property only, no Hazardous Substances have been or are being generated, used, processed, treated, stored, released, transported or disposed of by the Division except in compliance with applicable Environmental Laws. As used herein "Hazardous Substance(s)" shall mean any
                                    ----------------------
substance which constitutes, in whole or in part, a pollutant, contaminant, toxic or hazardous substance, hazardous waste, or hazardous material under, or the generation, use, processing, treatment, storage, release, transport or disposal of which is regulated by, any Environmental Law;

          (b) no underground storage tanks are located on any of the Real Property;

          (c) to the best of Sellers' Knowledge, no Hazardous Substances are present on or under any of the Real Property (including without limitation in any body of water located thereon or adjacent thereto or any groundwater located thereunder), or in any improvement located thereon, in quantities or at levels which require reporting or remediation under any applicable Environmental Law;

          (d) to the best of Sellers' Knowledge, there is no regulated asbestos-containing material ("ACM") present in or on any of the Real Property
                               ---
except as listed on Schedule 3.19, and any ACM that is present in or on any of
                    -------------
the Real Property is in good condition and, with appropriate maintenance may remain in place as is in full compliance with Environmental Laws;

          (e) the Company is in compliance with all applicable Environmental Laws, except for such violations as, individually or in the aggregate, have not resulted in and will not result in a Material Adverse Change. As used herein, "Environmental Laws" shall mean all
 ------------------
laws, rules, regulations, statutes, ordinances, decrees, or orders of any governmental entity relating to Hazardous Substances, pollution or protection of the environment, natural resources, or public or employee health or safety (including, but not limited to, the Occupational Safety and Health Act of 1970 and the rules and regulations promulgated thereunder, but not including all laws, rules, regulations, statutes, ordinances, decrees and orders relating to workmen's compensation or products liability);

          (f) there are not any existing or, to Sellers' Knowledge, threatened actions, suits, claims, orders, decrees, judgments, investigations, or proceedings, and no material violations of any such orders, decrees, or judgments, against the Company or to Sellers' Knowledge any other person or entity for whose conduct the Company is, or is reasonably expected to be, responsible, or to which any of the Assets is subject, that relate to (i) contribution, investigative, response, removal, or remedial obligations or other liability of the Company under any applicable Environmental Law or (ii) material violations by the Company of any Environmental Law (collectively "Environmental
                                                                  -------------
Claims"); and neither the Company nor Sellers have received any notice from any
------
governmental entity or other Person of its intention to impose, or of the potential imposition of, any such liability, claim, cost or expense upon the Company, Sellers or any Person who owns or operates the Business or the Assets;

          (g) all licenses, permits, certificates, consents, or other approvals or authorizations from federal, state, local and other governmental or administrative authorities required under applicable Environmental Laws by reason of the Company's operations ("Environmental Permits") have been obtained.
                                     ---------------------
Except as set forth in Schedule 3.19 (a) each of the Environmental Permits is in
                       -------------
full force and effect, (b) the Company is in substantial compliance with the terms, provisions and conditions thereof, (c) there are no material outstanding violations, notices of noncompliance, judgments, consent decrees, agreed orders or judicial or administrative action(s) or proceeding(s) affecting any of the Environmental Permits, and (d) subject to continued performance of all applicable requirements and the specific conditions of each Environmental Permit by Buyer, each Environmental Permit will remain in full force and effect and be useable by and operative for Buyer following Closing pursuant to all applicable Environmental Laws;

          (h) to the best of Sellers' Knowledge, there exist no third-party sites to which Sellers or Company have sent materials for recycling, processing, treatment, storage, or disposal that pose, or are likely to pose, any material potential liability to Buyer stemming from any of the Sellers' status as a generator or "arranger" at such sites;

          (i) Sellers have never used mercury in their operations at the Bourbonnais facility, and there is no existing source of mercury in the wastewater discharge or elsewhere at the facility;

          (j) to the best of Sellers' Knowledge, there exists no Prior Real Property that poses, or is likely to pose, any material potential liability to Buyer pursuant to any Environmental Law stemming from any of the Sellers' or Company's recycling, processing, treatment, storage, or disposal activities at, or ownership, lease or occupation of such sites.

     3.20 Worker's Compensation.
          ---------------------

     The Division has been self-insured or has carried worker's compensation and employer liability insurance coverage as required by applicable worker's compensation laws or regulations covering all employees of the Division employed by the Company or AWI.

     3.21 Insurance.
          ---------

     To the Knowledge of AWI, Schedule 3.21 sets forth a correct and complete
                              -------------
list of all insurance policies of which the Company or AWI is the owner, insured, loss payee or beneficiary and which relate to the Business or any of the Assets and indicates for each such policy any pending claims thereunder. Except as otherwise disclosed on Schedule 3.21: (a) to the Knowledge of AWI,
                                 -------------
there has been no failure to give any notice or present any valid claim under any such policy or as required by such policy; (b) all premiums under such policies which were due and payable on or prior to the date hereof have been paid in full; (c) such policies provide for retrospective and retroactive premium adjustments; (d) neither the Company nor AWI has received notice of any increase in the premium under such policy related to the Division, other than in the ordinary course; (e) neither the Company nor AWI has received notice of any cancellation or non-renewal of or disallowance of any valid claim under any such policy related to the Division; (f) neither the Company nor AWI has been refused any insurance relating to the Business or the Assets, nor has its coverage been limited by written notification by any carrier; (g) since November 1, 1986, the Company or AWI has maintained, or been the beneficiary of, general liability and product liability policies, the limits of which have been adequate to provide coverage for claims asserted against the Company since such date; and (h) all such policies have been "occurrence" policies and not "claims made" policies. Sellers shall have no obligation to continue any such insurance after the Closing nor shall such insurance inure to the benefit of Buyer or the Company for claims made or arising following the Closing Date.

     3.22 Pension Plans.
          -------------

     Schedule 3.22 sets forth a true, correct and complete list of all Pension
     -------------
Plans. Except as otherwise disclosed on Schedule 3.22:
                                        -------------

          (a) the IRS has issued favorable determination letters to the effect that each Pension Plan is qualified within the meaning of Section 401 of the Code and that each related trust is exempt under Section 501 of the Code;

          (b) each Pension Plan and each related trust has been established, maintained and administered in all material respects in compliance with ERISA, the Code and all other applicable Governmental Rules, including without limitation all minimum funding requirements of ERISA and the Code;

          (c)  none of the transactions described in Section 406 of ERISA or
Section 4975 of the Code, and none of the events described in Section 4043 of ERISA, have occurred with respect to any Pension Plan;

          (d) no "unfunded benefit liability" within the meaning of Section 4001(a)(18) of ERISA, and no "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412(a) of the Code, exists with respect to any Pension Plan;

          (e) no Pension Plan has been terminated in whole or in part, none of the Company, AWI or any of their respective ERISA Affiliates presently intends to terminate any Pension Plan in whole or in part, no proceeding has been commenced by the Pension Benefit Guaranty Corporation (the "PBGC") or the IRS to
                                                            ----
terminate any Pension Plan in whole or in part or to appoint a trustee to administer any Pension Plan, none of the Company, AWI or any ERISA Affiliate has received any notice of any such proceeding and Sellers have no knowledge of any basis for the commencement of any such proceeding;

          (f) none of the Company, AWI or any ERISA Affiliate owes any amount to the PBGC other than for PBGC insurance premiums which are not yet due and payable; and

          (g) none of the Company, AWI or any ERISA Affiliate has contributed to, or is or has been under any obligation to contribute to, any Multiemployer Plan during the five-year period preceding the Closing Date. None of the Company, AWI or any ERISA Affiliate (i) has any liability relating to delinquent contributions payable to any such Multiemployer Plan and (ii) knows or has reason to believe that there exists any other liability relating to any such Multiemployer Plan.

     As used in this Agreement the following terms have the following meanings:

     "Employee Benefit Plan" means an "employee benefit plan" as defined in
      ---------------------
Section 3(3) of ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and all
      -----
rules, regulations and orders issued thereunder, as any of the same may be amended.

     "ERISA Affiliate" means any trade or business which, together with the
      ---------------
Company or AWI, is treated as a single employer under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA.

     "Pension Plan" means any "employee pension benefit plan" as defined in
      ------------
Section 3(2) of ERISA (i) which is maintained for past or present employees of the Company or AWI or any ERISA Affiliate or (ii) to which the Company or AWI or any ERISA Affiliate made, or was required to make, contributions within the preceding five years, as any of the same may be amended.

     3.23 Welfare Plans and Benefit Arrangements.
          --------------------------------------

          (a)  Schedule 3.23(a) sets forth a correct and complete list of all
               ----------------
Welfare Plans. Except as otherwise disclosed on Schedule 3.23(a): (a) each
                                                ----------------
Welfare Plan has been established, maintained and administered in all material respects in compliance with ERISA, the Code and all other applicable Governmental Rules; and (b) all payments which the Company, AWI or any ERISA Affiliate is required to make in respect of any Welfare Plan on or prior to the date hereof have been made. As used in this Agreement, "Welfare Plan" means any
                                                        ------------
"employee welfare benefit plan" as defined in Section 3(1) of ERISA (i) which is maintained for past or present employees employed by AWI with respect to the Business or (ii) to which the Company, AWI or any ERISA Affiliate made, or was required to make, contributions on behalf of employees employed by AWI with respect to the Business within the preceding five years, as any of the same may be amended.

          (b)  Schedule 3.23(b) sets forth a complete list and general
               ----------------
description of all Benefit Arrangements. Except as otherwise disclosed on
Schedule 3.23(b): (i) each Benefit Arrangement has been established, maintained
----------------
and administered in all material respects in compliance with ERISA, the Code and all other applicable Governmental Rules; and (ii) all payments which the Company, AWI or any ERISA Affiliate is required to make in respect of any Benefit Arrangement on or prior to the date hereof have been made. As used in this Agreement, "Benefit Arrangement" means any employment contract, employee
                 -------------------
loan, incentive compensation plan, deferred compensation plan, severance plan, termination pay plan, stock option or stock purchase plan, guaranteed annual income plan, fund or arrangement, payroll incentive, non-competition or consulting agreement, or other employee fringe benefit program or plan or any other plan, payroll practice, policy fund agreement or arrangement similar to or in the nature of the foregoing, oral or written, which is not a Pension Plan or Welfare Plan and which is maintained for past or present employees employed by AWI with respect to the Business.

     3.24 Customers and Suppliers.
          -----------------------

     Schedule 3.24 sets forth a correct and complete list of each of the
     -------------
customers and suppliers of the Division whose purchases from or sales to the Division constituted five percent or more of the Division's net sales or net purchases, respectively, during its fiscal year ended December 31, 1999 or during the three months ending on the Statement of Net Assets Date, and indicates with respect to each the name and address, dollar volume and nature of the relationship (including the principal categories of products bought or sold). The Division is not required to provide any material bonding or other financial security arrangements in connection with any of its transactions with any such customer or supplier. Since the Statement of Net Assets Date, no such customer or supplier has terminated its relationship with, or materially reduced its purchases from or sales to, the Division.

     3.25 Warranty and Product Liability.
          ------------------------------

     Schedule 3.25 sets forth a correct and complete copy of each current
     -------------
product express warranty under which the Division has warranty obligations. The product warranty reserves set forth in Statement of Net Assets have been determined in accordance with GAAP consistently applied. Except as disclosed in
Schedule 3.25, there are no product liability actions, suits or written claims
-------------
pending to which the Company is a party or with respect to which AWI is a party on behalf of the Division.

     3.26 Brokers.
          -------

     Except for Donaldson, Lufkin & Jenrette, Sellers have not employed or retained, and have no liability to, any broker, agent or finder on account of this Agreement or the transactions contemplated hereby. Sellers will be solely liable for all amounts payable to Donaldson, Lufkin & Jenrette.

     3.27 Delivery of Documents.
          ---------------------

     Sellers have previously delivered to Buyer, or have provided Buyer with access to, correct and complete copies of each agreement, document and instrument listed on any schedule to this Agreement.

     3.28 Limitation.
          ----------

     NO REPRESENTATION OR WARRANTY WHATSOEVER, OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 3, ARE MADE BY SELLERS. SELLERS EXPRESSLY HEREBY DISCLAIM ANY OTHER SUCH REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED.

     4.   REPRESENTATIONS AND WARRANTIES OF BUYER
          ---------------------------------------

     The Buyer represents and warrants to Sellers on and as of the date hereof and on and as of the Closing Date the following:

     4.1  Organization and Corporate Power.
          --------------------------------

     AALP (a) is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and (b) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the failure so to qualify would have a material adverse effect on AALP. ARDEX (a) is a corporation duly organized, validly existing and subsisting under the laws of Pennsylvania and (b) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the failure so to qualify would not have a material adverse effect on ARDEX. Each of AALP and ARDEX has full corporate or partnership, as appropriate, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The sole general partner of AALP is Ardex Amerika Holding GmbH. Ardex Anlagan GmbH is the sole limited partner of AALP. Each of the partners of AALP (collectively the "Partners") is a GmbH duly
                                                --------
organized and validly existing under the laws of the Federal Republic of Germany.

     4.2  Authorization.
          -------------

     This Agreement has been duly authorized, executed and delivered by each of AALP and ARDEX and constitutes a valid and legally binding agreement of each of AALP and ARDEX, enforceable against each of AALP and ARDEX in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     4.3  No Breach.
          ---------

     The execution and delivery of this Agreement by each of AALP and ARDEX, consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or violate any provision of the limited partnership certificate or Certificate of Incorporation, as the case may be, or any bylaw of AALP or ARDEX; nor do such actions constitute a default of or require the consent or approval under any material agreement, contract, lease, license, permit or instrument or other arrangement to which any of AALP, ARDEX or either of the Partners is a party or by which any of AALP's, ARDEX's or either of the Partners' assets are bound, or require any of AALP, ARDEX or the Partners to obtain the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, except for the filing with the Federal Trade Commission and Antitrust Division of the Department of Justice of Notification and Report Forms pursuant to the HSR Act and the rules promulgated thereunder, and the expiration of the waiting period and any extension thereof required to expire under such HSR Act and rules; nor will such actions materially violate any Governmental Rule presently applicable to any of AALP, ARDEX or either of the Partners; provided, however, AALP, ARDEX and the Partners make no representations with
--------  -------
respect to the application to this Agreement and the transactions contemplated hereby of antitrust laws or other laws or regulation dealing with competition or restraint of trade.

     4.4  No Investigation.
          ----------------

     There exists no investigation by any governmental or regulatory authority, or any request for information or action by any third party, known to Buyer which could result in the institution of legal proceedings to prohibit or restrain the consummation or performance of this Agreement or the transactions contemplated hereby.

     4.5  Buyer's Financing.
          -----------------

     Buyer will have the funds necessary to pay at the Closing the Purchase Price and all other amounts necessary to consummate the transactions contemplated hereby and Buyer understands and acknowledges that under the terms of this Agreement, it is not a condition to Buyer's obligation to close that Buyer consummate any financing arrangements or that any financing be available or extended to Buyer.

     4.6  Securities Act of 1933.
          ----------------------

     Buyer is acquiring the Henry Shares solely for its own account and for the purpose of investment only and not with a view to any distribution thereof. Buyer acknowledges that the Henry Shares are not registered under the Securities Act of 1933, as amended, and that the Henry Shares may not be transferred or sold except pursuant to the registration provisions of such Act or pursuant to an applicable exemption therefrom and pursuant to applicable state securities laws and regulations.

     4.7  WARN Act.
          --------

     Buyer is not planning, and has not made or taken any decisions or actions concerning the employees of the Company after the Closing Date that would require the service of notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended.

          5.   COVENANTS AND AGREEMENTS
               ------------------------

     5.1  Preservation of Business.
          ------------------------

     From the date hereof through the Closing Date, Sellers shall use their commercially reasonable efforts to conduct the Business consistent with past business practices, to preserve the Company's business organization intact, keep available the services of the present employees (other than officers), consultants and agents of the Business, maintain the present suppliers and customers of the Business, maintain the properties and assets of the Business and preserve its goodwill.

     5.2  Negative Covenants of Sellers.
          -----------------------------

     Sellers covenant and agree that from and after the date hereof, the Sellers will not, and will not permit the Company to, without the prior written consent of Buyer:

          (a) Propose or effect a split or reclassification of its outstanding capital stock or a recapitalization;

          (b) Mortgage, pledge or otherwise encumber any Assets, or dispose of, or make any agreement with respect to the disposition of, any Assets except for the sale of inventory in the ordinary course of business;

          (c) Make any (i) capital commitments in excess of the Capital Commitment List (a copy of which is attached hereto as Schedule 5.2(c); or (ii)
                                                       ---------------
any capital expenditures of more than $100,000, except in the ordinary course of the Business pursuant to the Capital Expenditures Plan (a copy of which is attached hereto as a part of Schedule 3.4), or incur or become liable for any
                             ------------
other material obligation or material liability except current liabilities in the ordinary course of business;

          (d) Adjust in any way, either directly or indirectly, the compensation or benefits paid or payable to any shareholder, officer, director, consultant, agent or employee of the Company except for such aggregate adjustments as may be made in the ordinary course of business not to exceed $50,000 and except as required under existing agreements described in one or more of the Schedules hereto;

          (e) Enter into any contract or commitment except those made in the ordinary course of business the terms of which are consistent with past practice and reasonable in light of current conditions;

          (f) Terminate any material contract (except by expiration of its term);

          (g) Amend any material contract outside of the ordinary course of business;

          (h) Make, change or revoke any tax election or make any agreement or settlement with any taxing authority;

          (i) Merge or consolidate the Company with or into any other entity or agree to do any of the foregoing; or

          (j) Commit in writing to waive or release any of its material rights with respect to the Business or any of the Assets.

     5.3  Tax Matters.
          -----------
          (a) AWI and AEI, jointly and severally, shall be responsible and liable for all Taxes owed by or attributable to the Company, either directly or as a member of any affiliated group filing a consolidated, combined or unitary tax return, or the other transactions contemplated hereby, for all periods ending on or before the Closing Date and that portion of any taxable period through the Closing Date of a taxable period beginning before and ending after the Closing Date (a "Straddle Period"), including specifically all Taxes
                     ---------------
attributable to making a Code Section 338(h)(10) election if requested by Buyer. Buyer shall be responsible for all other Taxes of the Company. Taxes for a Straddle Period shall be determined from the books and records of the Company, and shall be apportioned between the pre-Closing and post-Closing periods of the taxable period as though the taxable year of the Company terminated at the close of business on the Closing Date.

          (b) If an election under Section 338(h)(10) of the Code is not made, AWI or AEI shall prepare and file all Returns of the Company due after the Closing Date for all periods ending on or prior to the Closing Date and shall deliver copies of such Returns to Buyer at least 30 days prior to filing. Buyer shall cause Company to prepare and file all other Returns of the Company. The income, deductions and credits with respect to the Company on such Returns shall be computed consistent with past practices, principles and methods and shall be determined on the basis of the appropriate permanent records of the Company. AWI and AEI shall have the exclusive authority and obligation to represent the Company, at its or their cost, before the IRS or other taxing authority, as the case may be, or any other governmental agency or authority or any court regarding Tax liabilities of the Company for any taxable period ending on or prior to the Closing Date, and to settle any such matter for which AWI and AEI have retained Tax liability; provided, that Buyer shall have the right to participate in any such proceeding at its own expense (and to represent the Company in any such proceeding at Sellers' expense if Sellers fail to do so) and Sellers will have no right to settle any such proceeding without Buyer's consent if such settlement would have a material adverse effect on the future Tax liabilities of the Company.

          (c) If an election under Section 338(h)(10) of the Code is made, AWI or AEI shall prepare and file all Returns of the Company due after the Closing Date for all periods ending on or prior to the Closing Date. Buyer shall cause Company to prepare and file all other Returns of the Company.

          (d) Sellers agree to provide Buyer and Buyer agrees to provide Sellers with such cooperation and information as the other shall reasonably request in connection with the preparation or filing of either pre-Closing Tax Returns or post-Closing Tax Returns, including the furnishing or making available of records, books of account and any other information necessary for the preparation of any Tax Return, as well as making employees available on a mutually convenient basis to provide additional information and explanation. Company shall otherwise cooperate and assist in the defense of any Tax claims as reasonably requested by AWI. Sellers agree to keep Buyer informed of the status of any proceedings described in subparagraph (b) above.

          (e) Effective on the Closing Date, all Tax sharing agreements, whether or not written, to which the Company is a party, shall be terminated with respect to the Company for all periods ending on or after the Closing Date, and the Company shall have no further obligations thereunder.

          (f) Notwithstanding any other provision of this Section 5.3, Buyer shall pay all sales and use taxes imposed or payable in connection with the transfer to it of the Henry Shares and the IPD Assets. All real estate transfer taxes imposed in connection with the transactions contemplated by this Agreement shall be paid one-half by the Buyer and one-half by Sellers.

     5.4  Access to Information.
          ---------------------
     From and after the date hereof through the Closing Date, Sellers shall reasonably cooperate with Buyer, its employees, agents and representatives to provide (i) copies of or reasonable access during normal business hours to the books, records and files of the Company and of Sellers relating to the Business, and (ii) reasonable access during normal business hours to the personnel and properties of the Company and of Sellers relating to the Business; provided that, except as provided in Section 5.14 hereof, such access shall not include the right to test, sample or investigate such properties; and provided further, that Sellers' cooperation pursuant to Subsections (i) and (ii) above shall only be given in the event that (x) Buyer provides AWI with reasonable advance written notice and coordinates with AWI, and unless waived in writing, AWI has a representative present, and (y) any access by Buyer shall be conducted with due dispatch and in a manner which does not unreasonably interfere with Sellers' and the Division's normal operations and employee and customer relations.

     5.5  Reasonable Efforts and Certain Filings.
          --------------------------------------
     Subject to the terms and conditions of this Agreement, Buyer and Sellers each will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement. Buyer and Sellers shall cooperate with one another in preparing and filing the necessary notification and report forms under the HSR Act and the Exon-Florio Act (if required) within fifteen (15) days following the date hereof. Notwithstanding anything to the contrary contained herein, neither party shall be required to respond to a second request or to hold separate or divest any assets or business lines as a condition of government non-objection to the proposed transaction. After the Closing Date, each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

     5.6  Supplements to Schedules.
          ------------------------
     Five business days prior to the Closing Date, Sellers shall deliver to Buyer new Schedules to this Agreement that are amended or supplemented to update the information contained therein as of such date. No supplement or amendment of any of the schedules made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless Buyer specifically agrees thereto in writing.

     5.7  Employees.
          ---------
          (a) Upon consummation of the Closing, Buyer shall cause the Company to offer employment to each of the employees employed by AWI with respect to the

Business (including those on short-term disability, family and medical leave, non-disability leave of absence and vacation) and who is listed on Schedule
                                                                   --------
5.7(a) at a reasonably comparable total compensation opportunity (reflecting the
------
value of the plans and programs set forth on Schedules 3.22, 3.23(a) and
                                                       -----------------
3.23(b), but not requiring the replication of such plans and programs), position
---------------------------------------------------------------------
and, except as otherwise agreed to by any employee, within the same geographic area as held by each such employee immediately prior to the Closing Date (such employees who are given such offers of employment are referred to herein as the "Transferred Employees").
 ---------------------
          (b) From and after the Closing Date, Buyer shall pay, discharge and be responsible for all salary, wages and benefits arising out of or relating to the employment of the Transferred Employees by Buyer on and after the Closing Date; provided, however, that with respect to employees on short-term disability as of the Closing Date, AWI shall assume and be liable for all long-term disability benefits that may arise in the event that any such employee is unable to return to active duty with the Company and becomes eligible for long-term disability benefits under the long-term disability plan applicable to such employee immediately prior to the Closing Date.

          (c) Buyer shall cause the Company to provide to each Transferred Employee (i) upon and after the Closing, until the first anniversary of the Closing Date, the reasonably comparable total compensation opportunity (as described in subsection (a)) in effect from AWI immediately before the Closing,
(ii) upon and after the Closing until the first anniversary of the Closing Date, and without limiting clause (i) of this subsection (c) or subsection (a) above, Employee Benefit

Plans and programs (other than severance), that Buyer offers to its employees as of the Closing Date, it being understood that Buyer's Employee Benefit Plans and programs will include, without limitation, a defined contribution Pension Plan qualified under Section 401(a) of the Code, with a qualified cash or deferred feature as defined under Section 401(a) of the Code and the regulations thereunder, and a group health plan offering medical coverage to employees and eligible dependents, and (iii) upon and after the Closing, until the first anniversary of the Closing Date, severance benefits no less favorable than those offered by AWI immediately before the Closing, determined without regard to the Employment Protection Plan for Salaried Employees of Armstrong World Industries, Inc.

          (d) On or before March 15, 2001, Buyer shall cause the Company to pay to each Transferred Employee the awards (not to exceed One Hundred Sixty Thousand Dollars ($160,000) in the aggregate) that would be payable to each such Transferred Employee under the (i) Armstrong World Industries, Inc. Salaried Employees' Bonus Plan, (ii) Armstrong World Industries, Inc. Management Achievement Plan and (iii) any applicable sales incentive plans (collectively, the "Incentive Compensation Plans"), based on the relevant performance, sales,
     ----------------------------
etc. for the period beginning January 1, 2000, and ending on the Closing Date. AWI shall provide to the Company on or before March 1, 2001, the information describing the amounts to be paid to each such Transferred Employee under the Incentive Compensation Plans.

          (e) All Transferred Employees shall receive credit for all purposes (including, without limitation, for purposes of eligibility and vesting provisions and provisions relating to waiting periods) under the Buyer's Employee Benefit Plans and programs for service with AWI and the Company (and any predecessor service credited under the Plans), other than for purposes of benefit accrual under a defined benefit Pension Plan, and shall receive credit for all deductibles and co-payments incurred under group health or other Welfare Plans before the Closing.

          (f) Except as otherwise set forth herein or specifically agreed by the parties hereto, from and after the Closing, Sellers shall remain solely responsible for any and all liabilities, obligations and commitments in respect of the employees of AWI and the Company, including the Transferred Employees, and their beneficiaries and dependents, relating to or arising in connection with or as a result of (i) the actual termination of employment of any such employee by AWI or the Company if any such event occurs before the Closing Date (including, without limitation, in connection with the consummation of the transactions contemplated by this Agreement) or (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Employee Benefit Plan, in each case, to the extent relating to, arising in or incurred in (as appropriate) periods prior to the Closing Date, including, without limitation, claims, whether such claims are asserted before, on or after the Closing Date, for medical, dental, hospitalization or other health benefits, services or other treatments, life, disability, accidental death or dismemberment, supplemental unemployment compensation or other welfare or fringe benefits or expense reimbursements which claims are based upon expenses incurred during periods before the Closing Date, including, without limitation, all such claims for health services, treatments or related expenses (including drugs, equipment and similar expenses) rendered, purchased or utilized before the Closing Date.

          (g) From and after the Closing Date, Sellers shall remain solely responsible for any and all liabilities, obligations or commitments relating to or arising in connection with the requirements of section 4980B of the Code to provide continuation of health care coverage under any Employee Benefit Plan in respect of (A) employees, other than the

Transferred Employees and their covered dependents, and (B) to the extent related to a qualifying event occurring before the Closing Date, Transferred Employees and their covered dependents.

          (h) Sellers and Buyer agree to (A) treat Buyer as a "successor employer" and AWI as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees who are employed by Buyer for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance
                       ----
Contributions Act ("FICA") and (B) cooperate with each other to avoid, to the
                    ----
extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing occurs.

          (i) At the request of Buyer with respect to any particular applicable law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar tax other than taxes imposed under FICA and FUTA, Sellers and Buyer will (A) treat Buyer as a successor employer and AWI as a predecessor employer, within the meaning of the relevant provisions of such applicable Governmental Rules, with respect to Transferred Employees who are employed by Buyer and (B) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such applicable law with respect to each such Transferred Employee for the calendar year within which the Closing occurs.

          (j) Effective as of the Closing, Buyer shall cause the Company to establish or maintain a defined contribution Pension Plan which shall be qualified under Section 401(a) of the Code upon and after the Closing (the "Company Plan"). With respect to Transferred Employees, Seller shall arrange for
 ------------
the Trustees of the Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc. ("RSSOP") to directly transfer to the
                         -----

Trustee of the Company Plan each Transferred Employee's account balance in the RSSOP. Such transfer shall be in the form of cash; provided, however, that any assets which consist of loans to a Transferred Employee or AWI common stock shall be transferred in kind. Prior to such transfer, Buyer shall provide AWI with such evidence of the tax-qualified status of the Company Plan in connection with such transfers as AWI shall reasonably request. Following such transfers, Buyer and Company's Plan shall be solely liable for such transferred assets and related liabilities and neither AWI, its affiliates, the RSSOP nor the Trustees of the RSSOP shall have any liability to Transferred Employees with respect to such transferred assets and liabilities.

          (k) On and effective as of the Closing Date, Buyer shall cause the Company to obtain an executed confidentiality agreement from each employee of the Company containing the language provided on Exhibit C (the "Confidentiality
                                                ---------       ---------------
Agreement") with respect to the confidentiality and proprietary nature of the
---------
Armstrong Proprietary Products and the intellectual property related thereto; provided however, that Buyer shall not be required to expend any funds in order to obtain such Confidentiality Agreements.

          (l) Nothing in this Agreement shall be construed to provide employees of Sellers or the Company with any rights under this Agreement, and no person, other than the parties hereto, is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall only be enforceable by, the parties hereto and their respective successors and assigns as permitted hereunder.

          (m)  Employee Matters. For a period of one year from and after the
               ----------------
Closing Date, Sellers shall not directly or indirectly solicit or knowingly employ, or permit any Affiliate of Sellers to solicit or employ, any of the Transferred Employees and then currently employed by Buyer without Buyer's prior written consent, and shall not encourage any such employee to leave the employment of Buyer or otherwise knowingly interfere with the continuation of the Transferred Employee's employment by Buyer.

     5.8  Confidentiality.
          ---------------
     During the period from the date hereof to and through the Closing Date, Buyer and Sellers shall be bound by the terms of that certain Confidentiality Agreement between the parties dated December 23, 1999.

     5.9  Covenant Regarding Certain Insurance and Indemnification.
          --------------------------------------------------------
          (a)  Buyer covenants and agrees to be bound by the provisions of
Section 7.02(e) of that certain Agreement of Purchase and Sale of Stock dated October 31, 1986 (the "Henry Agreement"), and relating to the purchase of the
                       ---------------
Henry Shares by AWI from Henry Holding Company, a California corporation.

          (b) Buyer shall and shall cause the Company to (1) pursue claims against insurance carriers providing Henry Insurance or Post Closing Insurance (each as defined in the Henry Agreement) for and on behalf of Sellers, and (2) acknowledge Sellers' right to any and all indemnification pursuant to and under the Henry Agreement.

          (c) Buyer agrees, for itself and on the Company's behalf, that from and after the Closing Date neither Buyer nor the Company will request or agree with any insurance company providing Henry Insurance or Post Closing Insurance to partition or otherwise divide coverage between Buyer and the Company, on one hand, and Sellers, on the other hand, nor request that claims and losses of one party not be allocated against the entire insurance coverage limits or indemnification provided by the Henry Agreement. In connection with the preceding language and subsections (a), (b) and (c) of this Section 5.9, it is the acknowledged intent of all parties hereto to have claims against a particular insurance company in a particular policy year or indemnification of a loss pursuant to the Henry Agreement be handled as if no sale of the Company by Sellers to Buyer had taken place.

     5.10 Hot-Melt Assets.
          ---------------
     From and after the Closing Date, Buyer shall provide AWI reasonable access to the premises of the Company, including without limitation, to the Company's plant located in Arlington, Texas, so that AWI may dismantle and remove the Hot-Melt Assets (defined in Section 1.3(l)). Such activities shall be conducted by Sellers without unreasonable interference or disruption to the Company's continuing operations and with Buyer's consent, which shall not be unreasonably withheld, delayed or conditioned. AWI shall, at its sole expense, dismantle and remove the Hot-Melt Assets as soon as practicable after the Closing Date and restore the premises of the Company in a commercially reasonable manner. Buyer agrees to cooperate with AWI regarding the removal of such Hot-Melt Assets and to act in good faith regarding any and all restoration by AWI.

     5.11 Use of Names and Logos.
          ----------------------
     Except as otherwise provided in this Section 5.11, Buyer shall not be permitted to use any names, logos or symbols employing the name "Armstrong," and shall immediately take all reasonable efforts to remove all such names, logos or symbols from any Assets as soon as practicable following Closing. Notwithstanding the foregoing, for a period of 45 days after the Closing Date, Buyer shall be entitled to use such names, logos, or symbols to the extent such names, logos, or symbols are presently physically incorporated in or on the Assets transferred to Buyer at Closing. It is expressly understood by the parties that, except as expressly provided in the Private Label Supply Agreement, in no event shall Buyer affix labels or stickers bearing such names, logos, or symbols to the Assets or otherwise attach any other materials bearing such names, logos, or symbols to the Assets, or otherwise use such names, logos, or symbols on or in connection with any promotional materials, provided that Buyer shall be permitted to use for (i) a period of three (3) months after the Closing Date or (ii) until the materials existing at Closing are exhausted, whichever is earlier, any existing packaging that includes the legend "Made by AWI" on it or use promotional material that bears such names, logos or symbols. It is further expressly understood by the parties that the use of such names, logos or symbols by Buyer does not constitute a license and that Buyer does not and shall not acquire any rights in such names, logos or symbols.

     5.12 Taggants.
          --------
     Buyer covenants that it shall incorporate into all products it manufactures for or on behalf of AWI a consistent taggant composition separate and distinct from the taggant composition previously used by AWI or the Company for such products in a reasonable period of time not to exceed thirty (30) days.

     5.13 Environmental Matters.
          ---------------------
          (a) Subject to Sellers' unlimited right to defend, change and carry out its obligations as it, in its sole discretion, shall determine, Sellers shall continue until completion, termination or expiration by contract or otherwise to comply with and perform all obligations under all environmental remediation and/or indemnity agreements to which any of the Sellers is a party existing in effect as of the date of Closing, including, but not limited to, the following:

          (i) Environmental Agreement by and between Henry Holding Company, AWI, the Company and Henry Development Company, dated October 31, 1986, regarding property in South River, New Jersey.

          (ii) Environmental Remediation and Indemnity Agreement dated December 27, 1999, by and among the Company, AWI and The Trust for Public Land regarding property in Maywood, California.

          (iii) Release and Indemnity Agreement dated as of January 9, 1998, between The Trust for Public Land and the Company in connection with real property located at 5010 Slauson Avenue, Maywood, California.

          (iv) Post Closing Agreement dated April 22, 1998, between the Company and Pearl Art & Craft Supplies, Inc., regarding property located in South River, New Jersey.

          (b) As a consequence of the structure of the transactions herein contemplated, Sellers have not invoked the requirements of the Illinois Responsible Property Transfer Act of 1988, 765 ILCS 90, (hereinafter, "IRPTA").
                                                                       -----
Without otherwise limiting its indemnification remedies and other rights under this Agreement and notwithstanding any other provision to the contrary, to the extent IRPTA may apply to the transactions effected by this Agreement, Buyer waives any remedy or enforcement action it may assert against Sellers under IRPTA.

          (c) Sellers shall use its best efforts to timely make all applications with and notifications to governmental agencies as required so that Buyer may continue to utilize all Environmental permits and may continue operations under the Environmental Permits upon Closing at each of the facilities being acquired. Buyer will fully cooperate with Sellers in the preparation and submission of such applications.

     5.14 Environmental Audits.
          --------------------
          (a) Sellers have provided Buyer with an environmental audit of each Real Property which was conducted on or about March 2000 (collectively, the "ERM
                                                                             ---
Reports") by Environmental Resources Management ("ERM") of Exton, Pennsylvania.
-------                                           ---
The scope of the ERM audit was a Phase I Environmental Site Assessment conducted to ASTM Standard E 1527-97 and a general environmental compliance audit to address specified environmental media concerns. Sellers have also provided Buyer with certain environmental due diligence information relating to the Real Property.

          (b) Buyer shall select a qualified environmental consulting firm with the approval of Sellers ("Consultant"), which shall not be unreasonably
                          ----------
withheld. Consultant, at Buyer's expense, will review the ERM Reports, visually inspect the Real Property, and review other relevant documentation as necessary (to which consultant will be given access to the extent the documentation has not already been provided to Buyer) promptly following execution of this Agreement (the "Review").
                ------
          (c) Consultant shall prepare a detailed written report (the "Report"), which will identify specific areas for soil, groundwater, or surface
 ------
water testing, based upon the Review. The Report shall include a detailed workplan and timetable for the testing of identified areas, if any.

          (d) Consultant may identify any area described in the ERM Reports for which there is a reasonable factual or legal basis to determine that the area is a potential area of environmental concern where Hazardous Substances (as defined in Section 3.19) may be present in the soil, groundwater, or surface water in, on, under, or potentially migrating to the

Real Property, or in any improvement located thereon, including without limitation the five areas identified below:

          (i) the area of the November 20, 1997 trichloroethylene release at Bourbonnais;

          (ii) the empty drum storage area at Bourbonnais;

          (iii) the solvent base production area at Bourbonnais;

          (iv) any potential source area for the June 1998 mercury exceedance in the wastewater discharge at Bourbonnais; and

          (v) the area at or near the Bourbonnais property boundary shared with Illinois Bell Telephone Co. that may be impacted by contaminated groundwater from the leaking groundwater storage tanks on Illinois Bell Telephone Co.'s property.

          (e) Consultant may identify one or more areas not identified from the ERM Reports as provided in Paragraph (d) above if, in the reasonable professional judgment of the Consultant based upon objective physical or legal evidence, the Consultant determines that the area is a potential area of environmental concern where Hazardous Substances may be present in the soil, groundwater, or surface water in, on, under, or potentially migrating to the Real Property, or in any improvement located thereon.

          (f) Sellers shall be provided with a copy of the Report. Sellers shall promptly advise Buyer as to its acceptance or rejection of the workplan or any portion thereof included in the Report. In the event Sellers and Buyer agree upon the scope of the workplan, the Consultant shall conduct the testing required thereby and shall submit its findings in writing to Sellers and Buyer (the "Results"). In the event Sellers reject any portion of the workplan, Buyer
      -------
shall have the right (but not the obligation) to notify Sellers of its decision to terminate the Agreement due to an unfulfilled condition in accordance with
Section 10.3(a) of the Agreement.

          (g) In the event the Results indicate current exceedances of applicable environmental standards for any specific areas tested, the parties will exercise reasonable efforts to reach an agreement regarding the conduct of remediation activities by Sellers to achieve the Lowest Cost Response as defined in and pursuant to Section 8.5 of this Agreement with respect to the specified concern. In the event Sellers agree to perform remediation activities to achieve the Lowest Cost Response at each and every area exceeding applicable environmental standards, then Buyer shall not have the right to terminate this Agreement; provided however, Sellers' obligation to perform remediation activities in any area shall only be to the extent that the Lowest Cost Response exceeds $37,500 for that area. If no such agreement is reached within fifteen
(15) days of the receipt of the Results, either party shall have the right to terminate the this Agreement due to an unfulfilled condition pursuant to Article 10 of this Agreement.

          (h) The Consultant shall perform their services in accordance with the highest degree of professional quality and care within the industry. Buyer shall indemnify, defend and hold Sellers harmless from and against any claims, damages, losses, liabilities, costs and expenses (including reasonable consulting and attorneys fees) resulting from Buyer or its Consultants' activities pursuant to this Section 5.14 and such obligation shall survive the termination of this Agreement.

          (i) From and after the Closing Date, Buyer shall provide reasonable access to the Real Property in order to allow Sellers to perform their responsibilities under applicable law and/or pursuant to this Section 5.14 and shall reasonably cooperate with Sellers and their representatives, consultants and contractors.

          (j) Except as otherwise specified in Paragraph (g), above, the procedures herein specified shall be in addition to, and not in lieu of, the indemnification rights otherwise specified by Article 8 of this Agreement.

6.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS
     --------------------------------------------------
     The obligations of Sellers hereunder are subject to the fulfillment of the following conditions, any one of which may be waived by Sellers in writing:

     6.1  Representations and Covenants.
          -----------------------------
     All representations and warranties of Buyer contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied in all material respects with all covenants and agreements contained herein and required to be performed or complied with by it on or prior to the Closing Date.

     6.2  Closing Certificate.
          -------------------
     Each of Buyer shall have delivered to Sellers a certificate signed by its President or its geschaftsfuhreren, as appropriate, dated as of the Closing Date, to the effect set forth in Section 6.1.

     6.3  Legal Opinion.
          -------------
     Sellers shall have received the favorable opinion of Cohen & Grigsby, P.C., counsel for the Buyer, dated as of the Closing Date, in form and substance satisfactory to Sellers, to the effect that: (i) AALP has been duly organized and is an existing limited partnership in good standing under the laws of Delaware, (ii) ARDEX has been duly incorporated and is an existing corporation subsisting in Pennsylvania, (iii) each of AALP and ARDEX has all necessary power and authority to execute and deliver this Agreement and perform its obligations hereunder, and (iv) this Agreement has been duly authorized, executed and delivered by each of AALP and ARDEX, and constitutes a valid and legally binding obligation of each of AALP and ARDEX enforceable against each of AALP and ARDEX in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights and to general equity principles.

     6.4  Injunction.
          ----------
     No order or decree prohibiting or restraining the consummation of this Agreement shall have been issued by any court or governmental or regulatory body.

     6.5  Governmental Authority.
          ----------------------
     The parties shall have filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice Notification and Report Forms with respect to the transactions contemplated hereby pursuant to the HSR Act and the rules promulgated thereunder, and the waiting period required to expire under such HSR Act and rules, including any extension thereof, shall have expired or been terminated prior to the Closing Date.

     6.6  Supply Agreement.
          ----------------
     Buyer shall have executed and delivered to AWI (and be prepared to cause the Company to execute and deliver) the Private Label Supply Agreement in the form attached hereto as Exhibit A.

     6.7  Delivery of Purchase Price.
          --------------------------
     Buyer shall deliver to Sellers the Purchase Price.

     6.8  Assumption Agreement.
          --------------------
     Buyer shall have executed and delivered an Assumption Agreement with respect to the Assumed Liabilities in form and substance reasonably satisfactory to Sellers.

     6.9  License Agreement.
          -----------------
     Buyer shall be prepared to cause the Company to execute and deliver to AWI a license agreement in the form attached hereto as Exhibit D (the "License
                                                   ---------       -------
Agreement") which grants to AWI a non-exclusive, royalty-free license to
---------
manufacture and sell all Armstrong Private Label Products (as defined in the Private Label Supply Agreement) other than Armstrong Proprietary Products (as defined in the Private Label Supply Agreement).

     6.10 Technology Support Agreement.
          ----------------------------
     Buyer shall have executed and delivered and shall be prepared to cause the Company to execute and deliver to AWI that certain Technology Support Agreement in the form attached hereto as Exhibit E (the "Technology Support Agreement")
                               ---------       ----------------------------
pursuant to which the Company shall provide to AWI certain technology support.

     6.11 Environmental Audit.
          -------------------
     Neither party shall have terminated the Agreement pursuant to Section 5.14 hereof.

     6.12 Secretary's Certificate.
          -----------------------
     Each of Buyer shall have delivered to Sellers a certificate duly executed by the Secretary or Assistant Secretary, respectively, as to the following:

          (i) Resolutions duly adopted by the board of directors of each of Buyer authorizing the execution, delivery and performance of this Agreement and the other agreements, instruments and documents contemplated hereby;

          (ii) the authenticity of the articles or certificates of incorporation, limited partnership agreement (or other organizational documentation) and the bylaws of each of Buyer; and

          (iii) a certificate of incumbency for each of Sellers listing the officers authorized to execute (to the extent a party thereto) this Agreement and the other agreements, instruments and documents to be delivered on behalf of each of Sellers, and their respective officer positions, and containing the genuine signature of each such person set opposite his name.

     6.13 Other Buyer Deliveries.
          ----------------------
     Buyer shall have executed and delivered to Sellers the following additional documents on the Closing Date:

          (i)    Trademark License Agreement in the form attached as Exhibit F.
                                                                     ---------

          (ii)   Cross-License Agreement in the form attached as Exhibit G.
                                                                 ---------

          (iii)  Sublicense Agreement in the form attached as Exhibit H.
                                                              ---------

          (iv)   Patent License Agreement in the form attached as Exhibit I.
                                                                  ---------
     6.14 Insulation Supply Agreement.
          ---------------------------

     Buyer shall have exercised reasonable efforts to enter into a definitive Supply Agreement with Armstrong Insulation Products, LLC.

     7.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER
          ------------------------------------------------

          The obligation of Buyer to enter into and complete the Closing is subject to the fulfillment of the following conditions, any one of which may be waived by Buyer:

     7.1  Representations and Covenants.
          -----------------------------

     All representations and warranties of Sellers contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except for such individual representations and warranties that expressly provide therein that they are made at and as of a certain date). The Sellers shall have performed and complied in all material respects with all covenants and agreements contained herein and required to be performed or complied with by them on or prior to the Closing Date.

     7.2  Closing Certificate.
          -------------------

     Each of Sellers shall have delivered to Buyer a certificate signed by an officer, dated as of the Closing Date, to the effect set forth in Section 7.1.

     7.3  Legal Opinion.
          -------------

     Buyer shall have received the favorable opinion of Buchanan Ingersoll Professional Corporation, counsel for Sellers, dated as of the Closing Date, substantially in the forms of Exhibits J-1 and J-2 attached hereto.
                              --------------------

     7.4  Injunction.
          ----------

     No order or decree prohibiting or restraining the consummation of this Agreement shall have been issued by any court or governmental or regulatory body.

     7.5  Governmental Authority.
          ----------------------

     The parties shall have filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice Notification and Report Forms with respect to the transactions contemplated hereby pursuant to the HSR Act and the rules promulgated thereunder, and the waiting period required to expire under such HSR Act and rules, including any extension thereof, shall have expired or been terminated prior to the Closing Date. Each of AWI and the

Company shall have executed and delivered the Affidavit attached hereto as Exhibit K relating to the Exon-Florio Amendment.

     7.6  No Material Adverse Change.
          --------------------------

     Since the Statement of Net Assets Date, no Material Adverse Change shall have occurred.

     7.7  Consents.
          --------

     Sellers shall have obtained consent to assign to Buyer or the Company the material contracts identified on Schedule 7.7 attached hereto.
                                 ------------

     7.8  Environmental Report.
          --------------------

     Neither party shall have terminated this Agreement pursuant to Section 5.14 hereof.

     7.9  Plant Leases.
          ------------

     Sellers shall have executed those certain mutual Termination and Release Agreements attached hereto as Exhibits H-1, H-2 and H-3, respectively.

     7.10 Sellers' Deliveries.
          -------------------

          (a) Sellers shall have executed and delivered to Buyer the following documents on the Closing Date:

               (i) Private Label Supply Agreement in the form attached hereto as Exhibit A.
   ---------
               (ii) Specification Agreement in the form attached hereto as Exhibit B.
---------
               (iii) License Agreement in the form attached hereto as Exhibit D.
                                                                      ---------

               (iv) Technology Support Agreement in the form attached hereto as Exhibit E.
   ---------

               (v)    Exon Florio affidavit in the form attached hereto as
Exhibit K.
---------

               (vi) Termination and Release Agreements in the forms attached hereto as Exhibit L-1, Exhibit L-2 and Exhibit L-3.
          -----------  -----------     -----------

               (vii) Recommendation Agreement in the form attached hereto as Exhibit M.
---------

               (viii) Logistics Services Agreement in the form attached hereto as Exhibit N.
   ---------

               (ix)   Lease Agreement in the form attached hereto as Exhibit K.
                                                                     ---------

               (x) Trademark License Agreement in the form attached hereto as Exhibit F.
---------

               (xi) Cross-License Agreement in the form attached hereto as Exhibit G.
---------

               (xii) Sublicense Agreement in the form attached hereto as Exhibit H.
---------

               (xiii) Patent License Agreement in the form attached hereto as
Exhibit I.
---------

          (b) Sellers shall have made or stand willing to make all of the following deliveries to Buyer:

               (i)    The Certificates.

               (ii) Such bills of sale and other instruments of transfer as shall be reasonably deemed necessary to vest in Buyer good title to the assets.

     7.11 Secretary's Certificate.
          -----------------------

     Each of Sellers shall have delivered to Buyer a certificate duly executed by the Secretary or Assistant Secretary, respectively, as to the following:

          (a) Resolutions duly adopted by the board of directors of each of Sellers authorizing the execution, delivery and performance of this Agreement and the other agreements, instruments and documents contemplated hereby;

          (b) the authenticity of the articles or certificates of incorporation, limited partnership agreement (or other organizational documentation) and the bylaws of each of Sellers; and

          (c) a certificate of incumbency for each of Sellers listing the officers authorized to execute (to the extent a party thereto) this Agreement and the other agreements, instruments and documents to be delivered on behalf of each of Sellers, and their respective officer positions, and containing the genuine signature of each such person set opposite his name.

     8.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
          -----------------------------------------------------------

     8.1  Survival.
          --------

     All representations and warranties set forth herein shall survive the Closing until twenty-four (24) months after the Closing Date, except that (i) the representations and warranties contained in Section 3.10 (Title Matters) shall survive the Closing indefinitely, (ii) the representations and warranties in Sections 3.18 (Tax Matters) and 3.22 (Pension Plans) shall survive the Closing until the running of the applicable statute of limitations,
(iii) representations and warranties in Section 3.25 (Warranties and Product Liability) shall survive the Closing until sixty (60) months after the Closing Date, and (iv) the representations and warranties in Section 3.19 (Environmental Matters) shall survive the closing until forty-eight (48) months after the Closing Date; after which such representations and warranties shall be of no force or effect.

     8.2  Indemnification by AWI.
          ----------------------

     Subject to the limitations set forth in this Article 8, AWI shall indemnify and hold harmless Buyer and Company and their respective affiliates, directors, officers, shareholders, employees, agents, successors and assigns against any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees and costs of suit) (hereinafter individually, a "Loss" and collectively, "Losses") resulting from or related to (a) any breach
 ----                     ------
of Sellers' covenants, warranties and representations contained in this Agreement, (b) liabilities or obligations constituting Excluded Liabilities, (c) liabilities and obligations associated with Environmental Laws and the Company's former facilities located at Maywood, California, or South River, New Jersey ("Former Facilities"), (d) liabilities and obligations associated with the
  -----------------
Company's former waste disposal at (i) the Casmalia Disposal Site, f/k/a the Casmalia Resources Hazardous Waste Management Facility in Santa Barbara County, California, (ii) the Operating Industries, Inc. Superfund Site in Monterey Park, California and (iii) the Jones Industrial Services Landfill Superfund Site in South Brunswick, New Jersey (together, "Waste Facilities"); and (e) liabilities
                                        ----------------
and obligations associated with that litigation which is currently pending or to AWI's Knowledge is threatened in writing against the Company and/or AWI related to the Business and which is identified on Schedule 8.2(e) attached hereto
                                           ---------------
("Excluded Litigation").
  -------------------

     8.3  Indemnification by Buyer.
          ------------------------

     Buyer shall indemnify and hold harmless Sellers and their respective affiliates, directors, officers, shareholders, employees, agents, representatives, successors and assigns against any and all Losses resulting from or related to (a) any breach of Buyer's covenants, warranties and representations contained in this Agreement, (b) liabilities and obligations constituting Assumed Liabilities, including, without limitation, the trade payables of the Division, (c) liabilities or obligations relating to Environmental Claims and/or associated with Environmental Laws which result from operations or activities after Closing, except for operations or activities of Sellers pursuant to their post-closing responsibilities under this Agreement, or
(d) all debts, liabilities or claims owing by or against Buyer, the Company or relating to the Assets subsequent to the Closing Date or arising out of the business activities of Buyer or the Company subsequent thereto.

     8.4  Indemnification Obligation Thresholds.
          -------------------------------------

     Notwithstanding anything in this Agreement to the contrary:

          (a) No indemnification pursuant to Section 8.2(a) with respect to any Loss resulting from or related to any breach of any representation or warranty (except for the representations and warranties in Section 3.26 (Brokers)), and
Section 8.2(b) of this Agreement shall be required with respect to any Loss (i) unless, until and then only to the extent that such Loss with respect to any individual claim (or related claims of the same person having substantially similar factual bases) exceeds $50,000 (the "Excess Loss"), and (ii) unless,
                                             -----------
until and then only to the extent that the aggregate sum of all such Excess Losses exceeds $1,000,000 up to $27,950,000.

          (b) AWI's aggregate liability pursuant to Section 8.2 of this Agreement (other than the representations and warranties contained in Section
3.10 (Title Matters)) shall not exceed $27,950,000 notwithstanding the foregoing provisions of this Section 8.4 or any other provision of this Agreement to the contrary.

          (c) AWI will not be required to indemnify and will not otherwise be liable to Buyer with respect to any Losses arising under Section 8.2 unless Buyer gives Sellers prompt written notice of a claim pursuant to Section 8.5(a); provided, that such written notice must be given with respect to claims arising out of any breach of any representation and warranty prior to the time when such representation and warranty expires pursuant to Section 8.1.

          (d) Anything in this Agreement or applicable law to the contrary notwithstanding, other than claims pursuant to Section 8.2, and subject to the limitations set forth herein, after the Closing, none of Sellers, their respective affiliates or any of their respective officers, directors, shareholders, members, partners, employees or agents shall have any obligation or liability to Buyer under Section 8.2 or otherwise, and Buyer will not have any claim or recourse against Sellers, their respective affiliates or any of their respective officers, directors, shareholders, members, partners, employees or agents as a result of the breach of any representation, warranty, covenant or agreement of Sellers, or either of them, contained herein or otherwise arising out of or in connection with the business or operations of the Business prior to the Closing except pursuant to the provisions of Section 8.2, and the provisions of Section 8.2 shall be the sole and exclusive remedy for any claim by Buyer for any such matters, whether such claims are framed in contract, statute, tort or otherwise.

          (e) The amount payable to the party claiming indemnification (the "Claimant") by the party from which indemnification is claimed (the
 --------
"Indemnifying Party") in
 ------------------
respect of a Loss shall be computed net of any insurance coverage with respect thereto or any amounts recoverable by the Claimant from third parties in respect thereof that reduce or would reduce the amount of such Loss that would otherwise be sustained. Each party hereto agrees to use commercially reasonably best efforts to collect any and all insurance proceeds and other amounts recoverable from third parties to which it may be entitled in respect of any Loss. The amount of any Loss shall also be reduced by the amount of any Tax benefit actually realized (including by refund or by reduction of or offset against Taxes otherwise payable had the Loss not been sustained) by the Claimant by reason of the payment or incurrence by the Claimant of the Loss for which indemnification is sought or the occurrence of the event giving rise to such Loss.

          (f) Notwithstanding any other provision of this Agreement to the contrary, in the event AWI pursuant to Section 8.2 has indemnified Buyer or its affiliates, directors, officers, shareholders, employees, agents, successors or assigns, or any of them, for any Loss, and the amount payable in respect of such Loss was not computed net of any insurance coverage provided or available with respect thereto or any amount recovered or recoverable from any third party in respect thereof, then Buyer promptly shall reimburse AWI for the amount payable
                 ----
in respect of such Loss which was subject to insurance coverage or which was recovered or recoverable from a third party. In the event AWI pursuant to
Section 8.2 has indemnified Buyer or its affiliates, directors, officers, shareholders, employees, agents, successors or assigns, or any of them, for any Loss and, in connection with such Loss, AWI incurred losses, liabilities, damages, costs or expenses prior to the Closing Date, Buyer shall reimburse AWI for losses, liabilities, damages, costs or expenses incurred by AWI prior to the Closing if the amount of such losses, liabilities, damages, costs or expenses is or was subject to insurance coverage available to Buyer or is recovered or recoverable from a third party.

          (g) No Indemnifying Party will have any liability or obligation for any inaccuracy in any representation or warranty made by such party in this Agreement if such inaccuracy is cured or waived at or prior to the time of the Closing.

          (h) Notwithstanding any other provision of this Agreement to the contrary, in the event that Claimant asserts a Claim against an insurance policy or policies maintained by any of Sellers or the Company with respect to a Loss which is not indemnifiable pursuant to Section 8.2, then Buyer shall reimburse Sellers for any retrospective, retroactive premium or similar adjustments associated with the recovery obtained by Claimant pursuant to such insurance.

          (i) Notwithstanding any other provision of this Agreement to the contrary, in the event an indemnity claim is made pursuant to Section 8.2 hereof in respect of a Loss and all or any portion of such Loss is paid by Sellers and is recoverable from a third party, then Buyer shall and shall cause the Company to use its commercially reasonable efforts to cooperate in pursuing all amounts recoverable from such third party and shall reimburse Sellers for any recovery obtained by the Buyer or Company pursuant to such insurance.

     8.5  Mitigation.
          ----------

          (a) Every person seeking indemnification hereunder shall correct or mitigate, to the extent practicable, any loss suffered by such person for which indemnification is claimed hereunder. If a person who has a right of indemnification under this Article 8 reasonably can, by expenditure of money, mitigate or otherwise reduce or eliminate any loss for which indemnification would otherwise be claimed, such person shall take such action and shall be entitled to reimbursement for such expenditures and all related expenses.

          (b) Notwithstanding anything in this Agreement to the contrary, Sellers' indemnity obligation for breach of any warranty in Section 3.19 or any other remedy associated with any Environmental Claim ("Environmental Losses"),
                                                       --------------------
for which Sellers have an indemnity obligation pursuant to this Agreement shall be satisfied by implementation or indemnification for implementation of the Lowest Cost Response. As used herein, "Lowest Cost Response" shall mean any
                                       --------------------
compliance activity or any investigation, cleanup, remediation, removal action or other response activity that (i) satisfies applicable Environmental Laws that are in existence at the time of the contemplated activity, (ii) is acceptable to Governmental Authorities (as defined herein) having jurisdiction over the site,
(iii) is consistent with the operations being conducted at the site, (iv) allows for site-wide controls, ongoing operation and maintenance of the remediation system, and restrictions to the use of the site that do not unreasonably interfere with the existing use of the site on the date of Closing provided that such controls, operation and maintenance and restrictions are acceptable to Buyer whose acceptance shall not unreasonably be withheld, and (v) can be achieved for the lowest financial cost as compared with other potential response activities. As used herein, "Government Authorities" shall mean any federal,
                             ----------------------
state, local, municipal, foreign or other government.

          (c) For purposes of this Article 8, no indemnification is provided by Sellers for asbestos maintenance, demolition, remediation or removal costs associated with renovation after Closing of any property currently owned, leased, or operated by the Company, provided Sellers have not breached the representations and warranties in Section 3.19(e).

          (d) Buyer shall use its best efforts to maintain in strict confidence, the existence and terms of Sellers' indemnity obligation hereunder; provided, however, Buyer may disclose the terms and existence of such indemnity obligation (i) to any financial institution that is considering or actually provides financing to Buyer, and (ii) to the extent required by law. In the event Buyer discloses the existence or terms of Sellers' indemnity obligation hereunder to a financial institution, Buyer shall take reasonable and appropriate measures to ensure that such financial institution is familiar with the confidentiality requirement set forth herein and agrees to comply with its terms.

     8.6  Procedure for Indemnification.
          -----------------------------

     The procedure for indemnification shall be as follows:

          (a) The Claimant shall give prompt notice to the Indemnifying Party of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim and the amount thereof (if known and quantifiable). The failure to give such notice in a prompt manner will not relieve the Indemnifying Party of its obligations under this Article; provided, however, the failure to give notice in a prompt manner shall reduce the Indemnifying Party's obligations by the amount of damages or increased costs and expenses attributable to such failure to give prompt notice. Notwithstanding the foregoing, the failure to give such notice in a prompt manner will relieve the Indemnifying Party of its obligation under this Article if (i) the Indemnifying Party is materially prejudiced thereby, or (ii) the Claimant has not given notice to the Indemnifying Party within twenty (20) days of the date on which the Claimant has actual knowledge of any lawsuit, administrative action or notice by any governmental agency or other authority with respect to such claim or (iii) the representation and warranty to which such claim relates has expired pursuant to the terms of Section 8.1.

          (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have forty-five (45) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the forty-five (45) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim, subject to the terms hereof. If the Claimant and the Indemnifying Party do not agree within forty-five (45) days following receipt of notice of the claim from the Claimant (or any mutually agreed-upon extension thereof), the Claimant may seek any remedy in accordance with this Agreement.

          (c) With respect to any claim that involves an environmental investigation, characterization, testing, removal and/or response action (as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.), cleanup, risk analysis, monitoring, operation and maintenance, and similar activities, whenever possible, Claimant shall notify the Indemnifying Party prior to any such activity and the Indemnifying Party shall have the option to conduct the activity at its control and expense provided that the Indemnifying Party does not unreasonably disrupt the operations of Claimant. The Claimant shall cooperate and not unreasonably interfere with the Indemnifying Party.

          (d) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party does not elect to participate in or assume control of the defense of any third-party claim, the Claimant will not enter into any settlement of such claim which could result in indemnification liability unless the Claimant gives the Indemnifying Party prior written notice of such settlement. If the Indemnifying Party does not thereupon elect to assume the defense of such claim within ten (10) business days after such notice is given, then the Claimant may enter into such settlement and such settlement will be binding upon Buyer or AWI, as the case may be, for purposes of determining whether any indemnification payment is required pursuant to this Article 8.

               9.   DISPUTE RESOLUTION
                    ------------------

          (a) Any controversy, dispute or claim arising out of or relating to this Agreement, or any modification, amendment or extension to this Agreement or to any collateral document, or any modification, amendment or extension thereto, or the breach thereof, including any claim to rescind or set aside any of the same (individually, a "Claim" and collectively, "Claims"), shall be settled by
                       -----                     ------
arbitration conducted in Dauphin County, Pennsylvania, in accordance with the provisions of this Section 9 and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). To the extent that any of
                                                ---
the Commercial Arbitration Rules of the AAA conflict with the provisions of this Agreement, the provisions of this Agreement shall take precedence. The parties retain the right to seek and obtain interim relief pending receipt of an award in accordance with the terms of this Section for the sole purpose of maintaining and preserving the status quo. The award rendered by the Arbitration Panel (as hereafter defined) shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof. For any Claim in which the amount in controversy, exclusive of interest or costs, is $100,000 or less, discovery shall be limited to one document request and no more than three depositions per side. Any additional discovery for claims in excess of $100,000 shall be determined at the discretion of the arbitrators.

          (b) The parties hereto agree that notwithstanding, and in addition to, the rights and remedies available hereunder, each of Buyer, on the one hand, and Sellers, on the other hand, reserves the right to seek and obtain temporary restraining orders or other emergency temporary or preliminary equitable injunctive relief from the courts of the Commonwealth of Pennsylvania situate in Dauphin County or the federal courts situate in the Middle District of Pennsylvania, solely to preserve the status quo by enjoining or restraining a party hereto pending final and binding arbitration hereunder, and the parties hereto acknowledge and agree to the right to seek such relief. The parties hereto expressly agree and acknowledge that no judicial proceeding relating to the subject matter of the arbitration shall be deemed a waiver of any party's right to arbitrate nor shall the existence or exercise of such right be deemed to be an adequate remedy at law in connection therewith.

          (c) Claims, shall be heard and decided, and awards rendered on such Claims, by a panel of three (3) arbitrators (the "Arbitration Panel") appointed
                                                  -----------------
in accordance with the provisions hereof. The decision of a majority of the arbitrators comprising the Arbitration

Panel shall govern on any matter and be the decision of the Arbitration Panel. In case of any question arising as to the interpretation of these arbitration provisions or the AAA Commercial Rules of Arbitration applicable to any arbitration effected hereunder, the decision of a majority of the members of the Arbitration Panel shall be accepted by the parties as final and conclusive, except that no decision or input of or notice to the Arbitration Panel shall be required in order for either of the parties to request and obtain the interim relief set forth in Section 9(b) hereof. In the event of the death or disability of any arbitrator pending final resolution of the Claim, a replacement arbitrator shall be chosen by the party who originally designated such arbitrator within fifteen (15) days following notice of such death or disability.

          (d) If any party hereto has a Claim and desires to arbitrate such Claim, such party (the "Claimant") shall give written notice (the "Notice") of
                        --------                                   ------
the Claim and of its intention to arbitrate to the other party (the "Respondent"), and simultaneously with the giving of the Notice to the
 ----------
Respondent, the Claimant shall file, at the regional office of the AAA located in Harrisburg, Pennsylvania (or, should such regional office no longer exist, at the regional office of the AAA located closest to Harrisburg, Pennsylvania), (i) three (3) copies of the Notice or demand for arbitration, (ii) three (3) copies of this Section 9 of this Agreement, and (iii) the appropriate administrative fee as provided in the Administrative Fee Schedule of the AAA. The Notice shall contain a brief statement setting forth the nature of the dispute, the amounts involved, if any, and the remedy sought, and shall designate one arbitrator chosen by the Claimant who shall be on the AAA approved list of arbitrators in Harrisburg, Pennsylvania.

          (e) Within twenty (20) days following delivery of the Notice to the Respondent, the Respondent may file an answering statement (the "Answering
                                                                 ---------
Statement"), in duplicate, with the AAA. In the event the Respondent elects to
---------
file an Answering Statement with
the AAA, the Respondent shall, at the same time, deliver a copy of the Answering Statement to the Claimant. If a counterclaim is asserted, the Answering Statement shall contain a statement setting forth the nature of the counterclaim, the amount involved, if any, and the remedy sought, and the appropriate fee as provided in the Administrative Fee Schedule of the AAA shall be delivered to the AAA when the Answering Statement is filed. If no Answering Statement is filed within the twenty (20) day period following receipt of the Notice by the Respondent, it shall be deemed as a denial by Respondent of the Claim and, further, shall be deemed a complete waiver of any counterclaim. Failure to file an Answering Statement shall not operate to delay the arbitration.

          (f) Within thirty (30) days following delivery of the Notice to the Respondent, the Respondent shall choose one (1) arbitrator who shall be on the AAA approved list of arbitrators in Harrisburg, Pennsylvania. If the Respondent shall fail to choose an arbitrator within such thirty (30) day period, then the AAA shall, within thirty (30) days following receipt of notice of such fact by the Claimant, select one (1) arbitrator on behalf of Respondent from its National Panel of Commercial Arbitrators to serve on the Arbitration Panel and further shall choose the third arbitrator to serve on the Arbitration Panel from its National Panel of Commercial Arbitrators. If the Respondent names an arbitrator in compliance with this Subsection (f) within such thirty (30) day period, then the AAA shall, within thirty (30) days following receipt of notice of such appointment from either Claimant or Respondent, select one arbitrator from its National Panel of Commercial Arbitrators to serve as the third arbitrator on the Arbitration Panel.

          (g) The Arbitration Panel, when duly appointed, shall investigate the facts and shall hold a hearing within sixty (60) days following such appointment, and, at such hearing, shall permit the parties to this Agreement to present evidence and arguments. In connection therewith, the parties agree that each may conduct discovery to the extent and in the manner allowed by the Federal Rules of Civil Procedure within the confines of the expedited procedures provided for herein and, further, that any discovery conducted during the emergency or temporary equitable relief or injunctive proceedings permitted hereby may be utilized by the parties in the arbitration proceeding. The arbitrators selected shall, as a condition of appointment, agree to hear the case within sixty (60) days of appointment and on consecutive days until concluded. The award shall be rendered by the Arbitration Panel not later than sixty (60) days from the date of the closing of the hearing.

          (h) Except as otherwise provided herein, the fees and expenses of the AAA and the Arbitration Panel shall be borne equally by the parties in accordance with the applicable provisions of the Commercial Arbitration Rules of the AAA. Except as otherwise provided herein, each party shall bear its own attorneys' fees and expenses and the fees and expenses of other experts or professionals utilized by such party in connection with the arbitration provided for herein.

          (i) Each of the parties hereto hereby irrevocably consents and submits to the exclusive personal jurisdiction of United States District Court for the Middle District of Pennsylvania (or, in the event such court lacks subject matter jurisdiction, the courts of the Commonwealth of Pennsylvania situate in Dauphin County) over any suit, action or proceeding to compel arbitration in accordance with the provisions of this Section 9, and irrevocably agrees that all claims with respect thereto may be heard and determined in either such court. Service of process in any such suit, action or proceeding may be made in the manner hereinabove set forth for the giving of notices and the same shall constitute valid personal service for all purposes, each party hereby waiving personal service by other means.

               10.  TERMINATION
                    -----------

     10.1 Agreement Among Sellers and Buyer.
          ---------------------------------

     This Agreement may be terminated at any time prior to the Closing and the purchase and sale of the Henry Shares and the IPD Assets abandoned, by written agreement among Sellers and Buyer.

     10.2 Termination by Sellers.
          ----------------------

     This Agreement may be terminated at any time prior to the Closing by Sellers and the purchase and sale of the Henry Shares and the IPD Assets abandoned, upon written notice to Buyer, upon the occurrence of any of the following:

          (a)  Conditions. On any date determined for the Closing in accordance
               ----------
with Section 2.1 if each condition set forth in Section 7 has been satisfied (or would be satisfied by the delivery of documents at the Closing) or waived in writing by Buyer on such date and either (i) a condition set forth in Section 6 has not been satisfied (and would not be satisfied by the delivery of documents at the Closing) or waived in writing by Sellers on such date or (ii) Buyer has nonetheless refused to consummate the Closing. Notwithstanding the foregoing, Sellers may not rely on the failure of any condition set forth in Section 6 to be satisfied if such failure was principally caused by Sellers' failure to act in good faith or a breach of or failure to perform any of their representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

          (b)  Termination Date. If the Closing shall not have occurred on or
               ----------------
prior to the Termination Date, unless the failure of the Closing to occur was principally caused by Sellers' failure to act in good faith or a breach of or failure to perform any of their representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

     10.3 Termination by Buyer.
          --------------------

     This Agreement may be terminated at any time prior to the Closing by Buyer and the purchase and sale of the Henry Shares and the IPD Assets abandoned, upon written notice to Sellers, upon the occurrence of any of the following:

          (a)  Condition. If on any date determined for the Closing in
               ---------
accordance with Section 2.1 if each condition set forth in Section 6 has been satisfied (or would be satisfied by the delivery of documents at the Closing) or waived in writing by Sellers on such date and either (i) a condition set forth in Section 7 has not been satisfied (and would not be satisfied by the delivery of documents at the Closing) or waived in writing by Buyer on such date or (ii) Sellers have nonetheless refused to consummate the Closing. Notwithstanding the foregoing, Buyer may not rely on the failure of any condition set forth in
Section 7 to be satisfied if such failure was principally caused by Buyer's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

          (b)  Termination Date. If the Closing shall not have occurred on or
               ----------------
prior to the Termination Date, unless the failure of the Closing to occur was principally caused by Buyer's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

     10.4 Effect of Termination.
          ---------------------

     If this Agreement is terminated as provided in this Section 10, then this Agreement will forthwith become null and void and there will be no liability on the part of any party to any other party or to any other person in respect thereof, provided that:

          (a)  Surviving Obligations. The obligations of the parties described
               ---------------------
in Sections 5.8, 5.14, 10.4, 11.1, 11.12 and 11.14 (and all other provisions of this Agreement relating to expenses) will survive any such termination.

          (b)  Withdrawal of Applications. All filings, applications and other
               --------------------------
submissions relating to the consummation of the transaction contemplated hereby shall, to the extent practicable, be withdrawn from the governmental authority or other person to whom made.

     10.5 Attorneys' Fees.
          ---------------

     Notwithstanding any provision in this Agreement that may limit or qualify a party's remedies, in the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the appropriate forum as provided in Section 9 shall be vested with the authority to order or award reimbursement of reasonable legal fees, costs, court costs and expenses (whether incurred in arbitration, at trial, or on appeal) to any party as such forum deems appropriate based upon the outcome or merits of such action or the lack of merit of any Claim.

               11.  MISCELLANEOUS
                    -------------

     11.1 Expenses.
          --------

     Each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of their respective agents, representatives, counsel and accountants) incidental to the preparation, negotiation, and consummation of this Agreement and the transactions contemplated hereby. All filing fees required to be paid under the HSR Act and the rules promulgated thereunder shall be allocated equally among Buyer, on the one hand, and Sellers on the other.

     11.2 Brokers.
          -------

     Buyer has not employed a finder or broker or other person entitled to a commission or fee in respect of this Agreement and the transaction contemplated hereby. Sellers have engaged Donaldson, Lufkin & Jenrette to act as its financial advisor in connection with the transactions contemplated hereby and shall be solely responsible for the payment of such firm's fees for such services.

     11.3 Books and Records.
          -----------------

     Sellers shall have the right to retain copies of, and Sellers (as they reasonably require) and any taxing authority in the United States shall have access for a period of six (6) years after the Closing Date, during normal business hours, to personnel of the Company and to all books, records, files, documents and other data relating to the business of the Company conducted prior to the Closing Date or for whatever longer period may be required by any governmental authority, or in connection with any proceedings with any governmental authority.

     11.4 Notices.
          -------

     All notices and other communications hereunder shall be in writing and delivered by one of the following methods of delivery: (i) personally, (ii) by registered or certified mail, return receipt requested, postage prepaid, (iii) by overnight courier, or (iv) by legible facsimile transmission, in all cases addressed as follows:

                        If to Sellers:

                        Armstrong World Industries, Inc.
                        2500 Columbia Avenue
                        Lancaster, PA  17604-3001
                        Attn:  Deborah K. Owen, Senior Vice President, Secretary
                                and General Counsel
                        Telecopy:  717-396-6122/6133

                        Copy to:

                        Vincent C. Deluzio, Esquire Buchanan
                        Ingersoll Professional Corporation One
                        Oxford Centre, 20th Floor
                        301 Grant Street
                        Pittsburgh, PA 15219
                        Telecopy: 412-562-1041

                        If to Buyer:

                        Herbert Goller
                        President
                        Ardex, Inc.
                        Ardex Park Drive
                        Aliquippa, PA  15001
                        Telecopy: 202-318-0310
                        Copy to:

                        Cohen & Grigsby, P.C.
                        11 Stanwix Street, 15th Floor
                        Pittsburgh, PA  15222
                        Attn:  Christopher B. Carson, Esquire
                        Telecopy:  412-209-0672
or to such address as such party may indicate by a notice delivered to the other parties hereto. Notice shall be deemed received the same day (when delivered personally), give (5) days after mailing (when sent by registered or certified mail) or the next business day (when sent by facsimile transmission or when delivered by overnight courier). Any party to this Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

     11.5 Successors and Assigns.
          ----------------------

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any part thereof, may not be assigned without the prior written consent of the other party, which consent may be withheld in the sole discretion of the other party; provided, however, Buyer shall have the right to assign its right to acquire the Assets and/or the Henry Shares to any one or more of Buyer's affiliates on or prior to the Closing Date; provided, however, such assignee shall be a "Buyer" for all purposes hereunder.

     11.6 Entire Agreement and Modification.
          ---------------------------------

     This Agreement supersedes all prior agreements and understandings between the parties or any of their respective affiliates (written or oral) relating to the subject matter (except the Confidentiality Agreement), and is intended to be the entire and complete statement of the terms of the agreement between the parties, and may be amended or modified only by a written instrument executed by the parties. The waiver by one party of any breach of this Agreement by the other party shall not be considered to be a waiver of any succeeding breach (whether of a similar or a dissimilar nature) of any such provision or other provision or a waiver of any such provision itself. Notwithstanding anything to the contrary contained herein, any matter set forth or referred to or disclosed on any Schedule or Exhibit hereto shall be deemed also to be set forth, referred to and disclosed on all Schedules, and deemed to be disclosed under all Sections and provisions of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

     11.7  Section and Other Headings.
           --------------------------

     The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.8  Governing Law.
           -------------

     This Agreement shall be interpreted and governed by the internal laws of the Commonwealth of Pennsylvania, without regard to its conflict of law provisions.

     11.9  Counterparts.
           ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

     11.10 Further Assurances.
           ------------------

     Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing.

     11.11 Severability.
           ------------

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.12 Confidentiality of Transaction.
           ------------------------------

     Sellers and Buyer agree to keep the terms of this Agreement and any amendments to it or transactions arising from it confidential except as required to discharge the obligation of each of the parties to file submissions and data with respect to the proposed transaction pursuant to the HSR Act or as otherwise agreed by the parties. The parties hereto agree that before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, the content of any such disclosure shall be communicated between the parties and agreed to prior to the release thereof, except as required by applicable law or government regulation.

     11.13 No Third Party Beneficiaries.
           ----------------------------

     Neither this Agreement nor any provision hereof is intended to confer upon any person (other than the parties hereto) any rights or remedies hereunder.

     11.14 Consent to Jurisdiction.
           -----------------------

     Each Party hereby consents and voluntarily submits to personal jurisdiction in the Commonwealth of Pennsylvania in and by the courts of the Commonwealth of Pennsylvania located in Dauphin County and the United States District Court for the Middle District of Pennsylvania, in any action in which a claim is brought by a party with respect to this Agreement, and agrees that it may be served with process in any such action by certified or registered mail, return receipt requested, as provided in Section 11.4 hereof, or to its registered agent for service of process in the state of its incorporation. Each party irrevocably and unconditionally waives and agrees not to plead, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action with respect to this Agreement.

     11.15 Specific Performance.
           --------------------

     Buyer and Sellers acknowledge and agree that failure by the other to perform its obligations under this Agreement would cause such party or parties to be materially and irreparably injured and to suffer material loss; and that such injury and loss cannot be fully or adequately compensated by the payment of money or by an award of damages and each shall be entitled to the specific performance of this Agreement, in addition to all other remedies that each might have, and that each of them will not object to and will not hinder or delay the entry of a decree of specific performance against it in any action or suit brought under or in respect of this Agreement.

     11.16 Risk of Loss.
           ------------

     The risk of any loss of any or all of the Assets shall be borne by Sellers from and after the date of this Agreement until the Closing Date.

     11.17 Definition of Knowledge.
           -----------------------

     As used herein, the phrase "Knowledge of AWI" shall mean the actual knowledge of the persons set forth on Schedule 11.17, assuming that reasonable inquiry as to the subject matter in question is made of the Division's employees who are charged with responsibility for such matters.

                           [Intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    SELLERS:

ATTEST:                             ARMSTRONG WORLD INDUSTRIES, INC.


                                    By: /s/ E. Follin Smith
--------------------------             -----------------------------------
                                       Name:  E. Follin Smith
                                       Title: Sr. Vice President and
                                                Chief Financial Officer
                                              ----------------------------


ATTEST:                             ARMSTRONG ENTERPRISES, INC.


                                    By:  /s/ E. Follin Smith
--------------------------             -----------------------------------
                                       Name: E. Follin Smith
                                       Title: Authorized Signatory
                                             -----------------------------

                                    BUYERS:

ATTEST:                             ARDEX AMERICA, L.P.


                                    By: /s/ Herbert Goller
--------------------------             -----------------------------------
                                       Herbert Goller, President


                                    ARDEX AMERIKA GMBH, as general partner
                                        of Ardex America, L.P.


                                    By: /s/ Dieter Gundlach
                                       -----------------------------------
                                       Name: Dieter Gundlach
                                       Its: Geschaftsfuhrer

                                       /s/ Jochen Billecke
                                       -----------------------------------
                                       Dr. Jochen Billecke

ATTEST:                             ARDEX, INC.


                                    By: /s/ Herbert Goller
--------------------------             -----------------------------------
                                       Herbert Goller, President

ARDEX ANLAGEN GMBH, not as a party in its own right but to evidence its intention to bind Ardex America, L.P. under and pursuant to the Limited Partnership Agreement for Ardex America, L.P.


                    By: /s/ Dieter Gundlach             /s/ Jochen Billecke
                       -------------------------------------------------------
                       Name: Dieter Gundlach            Dr. Jochen Billecke
                       Its: Geschaftsfuhrer

                                LIST OF EXHIBITS


Exhibit A                                     Private Label Supply Agreement
Exhibit B                                     Specification Agreement
Exhibit C                                     Confidentiality Agreement
Exhibit D                                     License Agreement
Exhibit E                                     Technology Support Agreement
Exhibit F                                     Trademark License Agreement
Exhibit G                                     Cross-License Agreement
Exhibit H                                     Sublicense Agreement
Exhibit I                                     Patent License Agreement
Exhibits J-1 and J-2                          Opinion Letters
Exhibit K                                     Exon Florio Affidavit
Exhibits L-1, L-2 and L-3                     Termination and Release Agreements
Exhibit M                                     Recommendation Agreement
Exhibit N                                     Logistics Services Agreement
Exhibit O                                     Lease Agreement


                                LIST OF SCHEDULES

Schedule 1.2(a)                               IPD Inventory
Schedule 1.2(b)                               Other IPD Assets
Schedule 1.3(f)                               Excluded Assets
Schedule 1.3(j)                               Trademarks
Schedule 1.3(n)                               Other Assets
Schedule 1.5(b)                               Excluded Liabilities
Schedule 1.8                                  Allocation of Purchase Price
Schedule 3.1                                  Good Standing Jurisdictions
Schedule 3.3                                  Statement of Net Assets

Schedule 3.4                                  Capital Expenditure Plan
Schedule 3.5(a)                               Real Property
Schedule 3.5(b)                               Real Property Improvements
Schedule 3.5(c)                               Title Insurance Policies
Schedule 3.6(a)                               Tangible Personal
                                              Property
Schedule 3.6(b)                               Inventory
Schedule 3.6(c)                               Accounts Receivable Aging
Schedule 3.7                                  Intellectual Property
Schedule 3.8                                  Outstanding Capital Stock
Schedule 3.10                                 Liens
Schedule 3.12                                 No Conflict of Interest
Schedule 3.13                                 Litigation

Schedule 3.14                                 Material and Affiliated Contracts
Schedule 3.15                                 Licenses and Permits
Schedule 3.16                                 Labor Matters
Schedule 3.18(c)                              Tax Audits
Schedule 3.18(i)                              Extensions/Waivers
Schedule 3.19                                 Environmental Matters
Schedule 3.21                                 Insurance
Schedule 3.22                                 Pension Plans
Schedule 3.23(a)                              Welfare Plans
Schedule 3.23(b)                              Benefit Arrangements
Schedule 3.24                                 Customers and Suppliers
Schedule 3.25                                 Warranty and Product Liability
Schedule 3.27                                 Due Diligence
Schedule 5.2(c)                               Capital Commitment List
Schedule 5.7(a)                               Employees
Schedule 7.7                                  Consents
Schedule 8.2(e)                               Excluded Litigation
Schedule 11.17                                AWI Representatives